EXHIBIT 4.13
                                                                    ------------



               THE ASIA SATELLITE TELECOMMUNICATIONS COMPANY LTD.
                               CONTRACT AGREEMENT

                        Made this 4th day of March, 2002

BETWEEN

      1. The Asia Satellite Telecommunications Company Limited whose registered office is at 23/F East Exchange Tower, 38 Leighton Road, Hong Kong ("The Employer") and

      2. Leighton Contractors (Asia) Limited whose registered office is at 39/F Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong ("The Contractor").

WHEREAS

 A. The Employer wants to have designed and built a new satellite earth station in Taipo, New Territories, Hong Kong and has caused the Employer's Requirements to be prepared.

B The Contractor has offered to carry out the design and construction of the new satellite earth station, in accordance with the Employer's Requirements, the Tender and the Letter of Intent, for the Contract Sum.

IT IS NOW HEREBY AGREED AS FOLLOWS:

1. The Contractor will carry out and complete the design and construction of the new satellite earth station, in accordance with the Employer's Requirements, the Tender reference RFG/PE/js/H2118R/01/344 dated 19 November 2001, The Contractor's letter reference JFN/KM/js/H2118R/01/345 and the Letter of Intent dated 26 November 2001, for the Contract Sum. At present the Contract Sum consists of two options as follows:-

                                            OPTION A           OPTION B
                                            Piled Solution     Raft Solution

      D&C Package                                 HK$112.0M
      HK$101.8M

      Contingencies and Provisional Sums    HK$    7.7M        HK$    7.7M

      TOTAL                                 HK$  119.7M        HK$  109.5M

      The two options will be proceeded with in parallel and a decision made as to which option will be finally adopted at a time suitable to the programme so as not to cause any delay to the Works.

2. The Contractor further agrees to manage the contingency and provisional sums for the stated amounts in both options whereby the sum can rise to a maximum


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of HK$20M without attracting any additional overheads or profit.

3.    This Agreement adopts the definitions set out in the General Conditions.

In witness whereof the Parties have executed this Agreement on the date first written above.

SIGNED BY the Chief Executive Officer)
for and on behalf of ASIA SATELLITE  )
TELECOMMUNICATIONS                   )
COMPANY LIMITED                      )
                                                _____________________________
                                                Peter Jackson
in the presence of:



_____________________________

Name of Witness : Catherine Chang




SIGNED BY the                        )
for and on behalf of LEIGHTON        )
CONTRACTORS (ASIA) LIMITED           )         _____________________________
                                               Print Name :
In the presence of:



_____________________________

Name of Witness :

PROPOSED SATELLITE EARTH STATION
AT TAI PO INDUSTRIAL ESTATE DESIGN               GENERAL CONDITIONS OF CONTRACT
AND BUILD TENDER DOCUMENTS
--------------------------------------------------------------------------------







                              2. GENERAL CONDITIONS

                         General Conditions of Contract

                                       for

                       Proposed Satellite Earth Station at

                            Tai Po Industrial Estate






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GENERAL CONDITIONS

CONTENTS

1.       GENERAL PROVISIONS....................................................7
1.1      Definitions...........................................................7
1.2      Interpretation.......................................................11
1.3      Communications.......................................................11
1.4      Law and Language.....................................................12
1.5      Priority of Documents................................................12
1.6      Contract Agreement...................................................12
1.7      Assignment...........................................................12
1.8      Care and Supply of Documents.........................................13
1.9      Confidentiality......................................................13
1.10     Employer's Use of Contractor's Documents.............................13
1.11     Contractor's Use of Employer's Documents.............................14
1.12     Confidential Details.................................................14
1.13     Compliance with Laws.................................................15
1.14     Joint and Several Liability..........................................15

2.EMPLOYER....................................................................15
2.1      Right of Access to the Site..........................................15
2.2      Permits, Licences or Approvals.......................................16
2.3      Employer's Personnel.................................................16
2.4      Not Applicable.......................................................16
2.5      Employer's Claims....................................................16

3.       THE EMPLOYER'S ADMINISTRATION........................................17
3.1      The Employer's Representative........................................17
3.2      Other Employer's Personnel...........................................17
3.3      Delegated Persons....................................................18
3.4      Instructions.........................................................18
3.5      Determinations.......................................................18
3.6      Good Faith...........................................................19

4.       THE CONTRACTOR.......................................................19
4.1      Contractor's General Obligations.....................................19
4.2      Guarantee............................................................19
4.3      Contractor's Representative..........................................20
4.4      Subcontractors.......................................................20
4.5      Nominated Subcontractors.............................................20
4.6      Co-operation.........................................................20
4.7      Setting Out..........................................................21
4.8      Safety Procedures....................................................21
4.9      Quality Assurance....................................................22
4.10     Site Data............................................................22
4.11     Verification and Interpretation of Site Data.........................22
4.12     Latent Physical Conditions and Unforeseeable Difficulties............22
4.13     Rights of Way and Facilities.........................................23
4.14     Avoidance of Interference............................................23
4.15     Access Route.........................................................23
4.16     Transport of Goods...................................................24


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4.17     Contractor's Equipment...............................................24
4.18     Protection of the Environment........................................24
4.19     Electricity, Water and Gas...........................................24
4.20     Employer's Equipment and Free-Issue Material.........................25
4.21     Progress Reports.....................................................25
4.22     Security of the Site.................................................26
4.23     Contractor's Operations..............................................26
4.24     Fossils..............................................................27

5.       DESIGN...............................................................27
5.1      General Design Obligations...........................................27
5.2      Contractor's Documents...............................................28
5.3      Contractor's Undertaking.............................................29
5.4      Technical Standards and Regulations..................................29
5.5      Training.............................................................29
5.6      As-Built Documents...................................................30
5.7      Operation and Maintenance Manuals....................................30
5.8      Design Error.........................................................30

6.       STAFF AND LABOUR.....................................................30
6.1      Engagement of Staff and Labour.......................................30
6.2      Rates of Wages and Conditions of Labour..............................31
6.3      Persons in the Service of Others.....................................31
6.4      Labour Laws..........................................................31
6.5      Working Hours........................................................31
6.6      Facilities for Staff and Labour......................................31
6.7      Health and Safety....................................................31
6.8      Contractor's Superintendence.........................................32
6.9      Contractor's Personnel...............................................32
6.10     Records of Contractor's Personnel and Equipment......................33
6.11     Disorderly Conduct...................................................33

7.       PLANT, MATERIALS AND WORKMANSHIP.....................................33
7.1      Manner of Execution..................................................33
7.2      Samples..............................................................33
7.3      Inspection...........................................................33
7.4      Testing..............................................................34
7.5      Rejection............................................................35
7.6      Remedial Work........................................................35
7.7      Ownership of Plant and Materials.....................................36
7.8      Royalties............................................................36

8.       COMMENCEMENT, DELAYS AND SUSPENSION..................................36
8.1      Commencement of Works................................................36
8.2      Time for Completion..................................................37
8.3      Programme............................................................37
8.4      Extension of Time for Completion.....................................38
8.5      Delays Caused by Authorities.........................................39
8.6      Rate of Progress.....................................................39
8.7      Delay Damages........................................................39
8.8      Suspension of Work...................................................40
8.9      Consequences of Suspension...........................................40


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8.10     Payment for Plant and Materials in Event of Suspension...............41
8.11     Prolonged Suspension.................................................41
8.12     Resumption of Work...................................................41
8.13     Suspension at Contractor's Request...................................41

9.       TESTS ON COMPLETION..................................................41
9.1      Contractor's Obligations.............................................41
9.2      Delayed Tests........................................................42
9.3      Retesting............................................................42
9.4      Failure to Pass Tests on Completion..................................43

10.      EMPLOYER'S TAKING OVER...............................................43
10.1     Taking Over of the Works and Sections................................43
10.2     Taking Over of Parts of the Works....................................44
10.3     Interference with Tests on Completion................................44

11.      DEFECTS LIABILITY....................................................44
11.1     Completion of Outstanding Work and Remedying Defects.................44
11.2     Cost of Remedying Defects............................................44
11.3     Extension of Defects Notification Period.............................45
11.4     Failure to Remedy Defects............................................45
11.5     Removal of Defective Work............................................45
11.6     Further Tests........................................................46
11.7     Right of Access......................................................46
11.8     Contractor to Search.................................................46
11.9     Performance Certificate..............................................46
11.10    Clearance of Site....................................................46

12.      TESTS AFTER COMPLETION...............................................47
12.1     Procedure for Tests after Completion.................................47
12.2     Delayed Tests........................................................47
12.3     Retesting............................................................48
12.4     Failure to Pass Tests after Completion...............................48

13.      VARIATIONS AND ADJUSTMENTS...........................................48
13.1     Right to Vary........................................................48
13.2     Value Engineering....................................................49
13.3     Variation Procedure..................................................49
13.4     Not Applicable.......................................................50
13.5     Not Applicable.......................................................50
13.6     Adjustments for Changes in Legislation...............................50
13.7     Adjustments for Changes in Costs.....................................50

14.      CONTRACT PRICE AND PAYMENT...........................................50
14.1     The Contract Price...................................................50
14.2     Advance Payment......................................................51
14.3     Application for Interim Payments.....................................51
14.4     Schedule of Payments.................................................51
14.5     Timing of Payments...................................................51
14.6     Delayed Payment......................................................51
14.7     Retention Money......................................................52
14.8     Statement at Completion..............................................52


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14.9     Application for Final Payment........................................52
14.10    Discharge............................................................53
14.11    Final Payment........................................................53
14.12    Cessation of Employer's Liability....................................53
14.13    Currencies of Payment................................................53

15.      DEFAULT..............................................................53
15.1     Preservation of Other Rights.........................................53
15.2     Contractor's Default.................................................53
15.3     Employer's Notice to Show Cause......................................54
15.4     Principal's Rights...................................................54
15.5     Completion of Works Taken Out........................................54
15.6     Adjustment on Completion of Work Taken Out...........................55
15.7     Employer's Entitlement to Termination................................55
15.8     Employer's Default...................................................55
15.9     Contractor's Notice to Show Cause....................................56
15.10    Contractor's Rights..................................................56
15.11    Termination..........................................................57

16.      INSOLVENCY...........................................................57

17.      RISK AND RESPONSIBILITY..............................................58
17.1     Indemnities..........................................................58
17.2     Contractor's Care of the Works.......................................59
17.3     Employer's Risks.....................................................59
17.4     Consequences of Employer's Risks.....................................60
17.5     Intellectual and Industrial Property Rights..........................60
17.6     Limitation of Liability..............................................61

18.      INSURANCE............................................................61
18.1     General Requirements for Insurance's.................................61
18.2     Insurance for Works and Contractor's Equipment.......................63
18.3     Insurance against Injury to Persons and Damage to Propert............64
18.4     Insurance for Contractor's Personnel.................................65

19.      FORCE MAJEURE........................................................65
19.1     Definition of Force Majeure..........................................65
19.2     Notice of Force Majeure..............................................66
19.3     Duty to Minimise Delay...............................................66
19.4     Consequences of Force Majeure........................................66
19.5     Force Majeure affecting Subcontractor................................66
19.6     Optional Termination, Payment and Release............................67
19.7     Release from Performance under the Law...............................67

20.      CLAIMS, DISPUTES AND ARBITRATION.....................................67
20.1     Contractor's Claims..................................................67
20.2     Disputes.............................................................68
20.3     Amicable Settlement..................................................69
20.4     Arbitration..........................................................69


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


GENERAL CONDITIONS

1.   GENERAL PROVISIONS

     1.1   DEFINITIONS

           In the Conditions of Contract ("these Conditions"), which include Particular Conditions and these General Conditions, the following words and expressions shall have the meanings stated. Words indicating persons or parties include corporations and other legal entities, except where the context requires otherwise.

           1.1.1 THE CONTRACT

                 1.1.1.1 "CONTRACT" means the Contract Agreement, these Conditions, the Employer's Requirements, the Tender, and the further documents (if any) which are listed in the Contract Agreement.

                 1.1.1.2 "CONTRACT AGREEMENT" means the instrument of agreement executed by the Parties to which these Conditions are attached, including any annexed memoranda.

                 1.1.1.3 "EMPLOYER'S REQUIREMENTS" means the document entitled "Employer's Requirements", as included in the Contract, and any additions and modifications to such document in accordance with the Contract. Such document specifies the scope, quality and/or design and/or other functional and/or technical requirements, for the Works.

                 1.1.1.4 "TENDER" means the Contractor's signed offer for the Work and all other documents which the Contractor submitted therewith (other than these Conditions and the Employer's Requirements, if so submitted), if and to the extent listed in the Contract Agreement.

                 1.1.1.5 "PERFORMANCE GUARANTEES" and "SCHEDULE OF PAYMENTS" mean the documents so named (if any), included in the Contract.

           1.1.2 PARTIES AND PERSONS

                 1.1.2.1 "PARTY" means the Employer or the Contractor, as the context requires.

                 1.1.2.2 "EMPLOYER" means the person named as employer in the Contract Agreement and the legal successors in title to this person.

                 1.1.2.3 "CONTRACTOR" means the person(s) named as contractor in the Contract Agreement and legal successors in title to this person(s).

                 1.1.2.4 "EMPLOYER'S REPRESENTATIVE" means the person named by the Employer in the Contract or appointed from time to time by the Employer under Sub-Clause 3.1 [The Employer's Representative], who acts on behalf of the Employer.


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

                 1.1.2.5 "CONTRACTOR'S REPRESENTATIVE" means the person named by the Contractor in the Contract or appointed from time to time by the Contractor under Sub-Clause 4.3 [Contractor's Representative], who acts on behalf of the Contractor.

                 1.1.2.6 "EMPLOYER'S PERSONNEL" means the Employer's Representative, the assistants referred to in Sub-Clause 3.2 [Other Employer's Personnel] and all other staff, labour and other employees of the Employer and of the Employer's Representative; and any other personnel notified to the Contractor, by the Employer or the Employer's Representative, as Employer's Personnel.

                 1.1.2.7 "CONTRACTOR'S PERSONNEL" means the Contractor's Representative and all personnel whom the Contractor utilises on Site, who may include the staff, labour and other employees of the Contractor and of each Subcontractor; and any other personnel assisting the Contractor in the execution of the Works.

                 1.1.2.8 "SUBCONTRACTOR" means any person named in the Contract as a subcontractor, or any person appointed by the Contractor as a subcontractor, to perform part of the Works or a nominated Subcontractor; and the legal successors in title to each of these persons.

           1.1.3 DATES, TESTS, PERIODS AND COMPLETION

                 1.1.3.1 "BASE DATE" means the date stated in the Particular Conditions.

                 1.1.3.2 "COMMENCEMENT DATE" means the date notified under Sub-Clause 8.1 [Commencement of Works], unless otherwise stated in the Particular Conditions.

                 1.1.3.3 "TIME FOR COMPLETION" means the time for completing the Works or a Section (as the case may be) under Sub-Clause 8.2 [Time for Completion], as stated in the Particular Conditions (with any extension under Sub-Clause 8.4 [Extension of Time for Completion]).

                 1.1.3.4 "TESTS ON COMPLETION" means the tests which are specified in the Contract or agreed by both Parties or instructed as a Variation, and which are carried out under Clause 9 [Tests on Completion] before the Works or a Section (as the case may be) are taken over by the Employer.

                 1.1.3.5 "TAKING-OVER CERTIFICATE" means a certificate issued under Clause 10 [Employer's Taking Over].

                 1.1.3.6 "TESTS AFTER COMPLETION" means the tests (if any) which are specified in the Contract and which are carried out under Clause 12 [Tests after Completion] after the Works or a Section (as the


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                           case may be) are taken over by the Employer.

                 1.1.3.7 "DEFECTS NOTIFICATION PERIOD" means the period for notifying defects in the Works or a Section (as the case may be) under Sub-Clause 11.1 [Completion of Outstanding Work and Remedying Defects], as stated in the Particular Conditions (with any extension under Sub-Clause 11.3 [Extension of Defects Notification Period]), calculated from the date on which the Works or Section is completed as certified under Sub-Clause
                           10.1 [Taking Over of the Works and Sections]. If no such period is stated in the Particular Conditions, the period shall be one year.

                 1.1.3.8 "PERFORMANCE CERTIFICATE" means the certificate issued under Sub-Clause 11.9 [Performance Certificate].

                 1.1.3.9   "DAY" means a calendar day and `YEAR" means 365 days.

           1.1.4 MONEY AND PAYMENTS

                 1.1.4.1 "CONTRACT PRICE" means the agreed amount stated in the Particular Conditions for the design, execution and completion of the Works and the remedying of any defects, but subject to:

                           (a) adjustments (if any) in accordance with the Contract;

                           (b) adjustments (if any) for valid claims by the Contractor in respect of the Works due to an act or omission on the part of the Employer or Employer's Personnel; and

                           (c) adjustments (if any) for valid claims by the Employer in respect of the Works due to an act or omission on the part of the Contractor or Contractor's Personnel.

                 1.1.4.2 "COST" means all expenditure reasonably incurred (or to be incurred) by the Contractor, whether on or off the Site, including overhead and similar charges, but does not include profit.

                 1.1.4.3 "FINAL STATEMENT" means the statement defined in Sub-Clause 14.9 [Application for Final Payment].

                 1.1.4.4   Not Applicable.

                 1.1.4.5 "REASONABLE PROFIT" means profit on Costs calculated at the percentage nominated in the Particular Conditions.

                 1.1.4.6 "RETENTION MONEY" means the accumulated retention moneys which the Employer retains and pays under Sub-Clause 14.7 [Retention Money].


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                 1.1.4.7   "STATEMENT" means a statement submitted by the
                           Contractor as part of an application for payment under Clause 14 [Contract Price and Payment].

           1.1.5 WORKS AND GOODS

                 1.1.5.1 "CONTRACTOR'S EQUIPMENT" means all apparatus, machinery, vehicles and other things required for the execution and completion of the Works and the remedying of any defects. However, Contractor's Equipment excludes Temporary Works, Employer's Equipment (if any), Plant, Materials and any other things intended to form or forming part of the Permanent Works.

                 1.1.5.2 "GOODS" means Contractor's Equipment, Materials, Plant and Temporary Works, or any of them as appropriate.

                 1.1.5.3 "MATERIALS" means things of all kinds (other than Plant) intended to form or forming part of the Permanent Works, including the materials (if any) to be supplied by the Contractor under the Contract.

                 1.1.5.4 "PERMANENT WORKS" means the permanent works to be designed and executed by the Contractor under the Contract.

                 1.1.5.5 "PLANT" means the apparatus, machinery and vehicles intended to form or forming part of the Permanent Works.

                 1.1.5.6 "SECTION" means a part of the Works specified in the Particular Conditions as a Section (if any).

                 1.1.5.7 "TEMPORARY WORKS" means all temporary works of every kind (other than Contractor's Equipment) required on Site for the execution and completion of the Permanent Works and the remedying of any defects.

                 1.1.5.8 "WORKS" mean the Permanent Works and the Temporary Works, or either of them as appropriate.

           1.1.6 OTHER DEFINITIONS

                 1.1.6.1 "CONTRACTOR'S DOCUMENTS" means the calculations, computer programs and other software, drawings, manuals, models and other documents of a technical nature supplied by the Contractor under the Contract; as described in Sub-Clause 5.2 [Contractor's Documents].

                 1.1.6.2 "COUNTRY" means the country in which the Site (or most of it) is located, where the Permanent Works are to be executed.

                           "EMPLOYER'S EQUIPMENT" means the apparatus, machinery and vehicles (if any) made available by the Employer for the use of the Contractor in the execution of the Works, as stated in the


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                           Employer's Requirements; but does not include Plant
                           which has not been taken over by the Employer.

                 1.1.6.3 "FORCE MAJEURE" means an exceptional event or circumstance as defined in Clause 19 [Force Majeure].

                 1.1.6.4 "LAWS" means all national (or state) legislation, statutes, ordinances and other laws, and regulations and by-laws of any legally constituted public authority in the country or jurisdiction stated in the Particular Conditions.

                 1.1.6.5 "GUARANTEE" means the guarantee to be provided by under Sub-Clause 4.2 [Guarantee].

                 1.1.6.6 "SITE" means the places where the Permanent Works are to be executed and to which Plant and Materials are to be delivered, and any other places as may be specified in the Contract as forming part of the Site.

                 1.1.6.7 "UNFORESEEABLE" means not reasonably foreseeable by an experienced contractor by the Base Date.

                 1.1.6.8 "VARIATION" means any change to the Employer's Requirements or the Works, which is instructed or approved as a variation under Clause 13 [Variations and Adjustments].

     1.2   INTERPRETATION

           In the Contract, except where the context requires otherwise:

           (a)   words indicating one gender include all genders;

           (b) words indicating the singular also include the plural and words indicating the plural also include the singular;

           (c) provisions including the word "agree", "agreed" or "agreement" require the agreement to be recorded in writing; and

          (d) "written" or "in writing" means hand-written, type-written, printed or electronically made, and resulting in a permanent record.

          The headings shall not be taken into consideration in the interpretation of these Conditions.

     1.3  COMMUNICATIONS

          Wherever these Conditions provide for the giving or issuing of approvals, certificates, consents, determinations, notices and requests, these communications shall be:

           (a) in writing and delivered by hand (against receipt), sent by mail or courier, or transmitted using any of the agreed systems of electronic transmission as stated in the Particular Conditions; and


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

           (b) delivered, sent or transmitted to the address for the recipient's communications as stated in the Contract; and

           (c) if the recipient gives notice of another address, communications shall thereafter be delivered accordingly; and

           (d) if the recipient has not stated otherwise when requesting an approval or consent, it may be sent to the address from which the request was issued.

          Approvals, certificates, consents and determinations shall not be unreasonably withheld or delayed.

     1.4  LAW AND LANGUAGE

          The Contract shall be governed by the law of the country (or other jurisdiction) stated in the Particular Conditions.

          If there are versions of any part of the Contract which are written in more then one language, the version which is in the ruling language stated in the Particular Conditions shall prevail.

          The language for communications shall be that stated in the Particular Conditions. If no language is stated there, the language for communications shall be the language in which the Contract (or most of it) is written.

     1.5  PRIORITY OF DOCUMENTS

          The documents forming the Contract are to be taken as mutually explanatory of one another. For the purposes of interpretation, the priority of the documents shall be in accordance with the following sequence:

          (a)   the Contract Agreement;
          (b)   the Particular Conditions;
          (c)   these General Conditions;
          (d)   the Employer's Requirements;
          (e)   the Tender and any other documents forming part of the Contract.

     1.6  CONTRACT AGREEMENT

          The Contract shall become into full force and effect on the date stated in the Contract Agreement.

     1.7  ASSIGNMENT

          Neither Party shall assign the whole or any part of the Contract or any benefit or interest in or under the Contract. However, either
          Party:

          (a) may assign the whole or any part with the prior agreement of the other Party, at the sole discretion of such other Party, and


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

          (b) may, as security in favour of a bank or financial institution, assign its right to any moneys due, or to become due under the Contract.

     1.7  CARE AND SUPPLY OF DOCUMENTS

               Each of the Contractor's Documents shall be in the custody and care of the Contractor, unless and until taken over by the Employer. Unless otherwise stated in the Employer's Requirements, the Contractor's shall supply to the Employer six copies of each of the Contractor's Documents.

               The Contractor shall keep a copy of the Contract, publications named in the Employer's Requirements, the Contractor's Documents, and Variations and other communications given under the Contract. The Employer's Personnel shall have the right of access to all these documents at all reasonable times.

               If a Party becomes aware of an error or defect of a technical nature in a document which was prepared for use in executing the Works, the Party shall promptly give notice to the other Party of such error or defect. The Parties shall then confer in good faith with a view to resolving the error or defect.

               If the Contractor suffers delay and/or incurs Costs in performing any additional work arising out of a change in scope of the Works which is necessary to resolve any error or defect in the documents, the Contractor shall give notice to the Employer and shall be entitled subject to Sub-Clause 20.1 [Contractor's Claims] to:

         (a) an extension of time for any such delay, if completion is or will be delayed, under Sub-Clause 8.4 [Extension of Time for Completion]; and

         (b)   payment of any such Cost, which shall be added to the Contract
               Price;

               where, and to the extent that, the error or defect is comprised in, or arose as a result of the incorrectness of, portions of the Employer's Requirements for which the Employer is responsible under Sub-Clause 5.1 [General Design Obligations].

               After receiving this notice, the Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine these matters.

     1.9  CONFIDENTIALITY

          Both Parties shall treat the details of the Contract as private and confidential, except to the extent necessary to carry out obligations under it or to comply with applicable Laws. The Contractor shall not publish, permit to be published, or disclose any particulars of the Works in any trade or technical paper or elsewhere without the previous agreement of the Employer.

     1.10 EMPLOYER'S USE OF CONTRACTOR'S DOCUMENTS

          As between the Parties, the Contractor shall retain the ownership, copyright and other intellectual property rights in the Contractor's Documents and other design documents made by (or on behalf of) the Contractor. The Employer agrees that it does not have a right of ownership or other proprietary interest in the Contractor's Documents or in any intellectual property of the Contractor or which the Contractor is licensed to use except as provided for in this Contract.

          Subject to payment to the Contractor of the Contract Price, the Contractor shall give to the Employer a non-terminable transferable non-exclusive royalty-free licence to copy, use and communicate the Contractor's Documents, including making and using modifications of them, for the purposes permitted under this Sub-Clause. This licence shall:

          (a) apply throughout the actual or intended working life (whichever is longer) of the relevant parts of the Works,

          (b) entitle any person in proper possession of the relevant part of the Works to copy, use and communicate the Contractor's Documents for the purposes of completing, operating, maintaining, altering, adjusting, repairing and demolishing the Works, and

          (c) in the case of Contractor's Documents which are in the form of computer programs and other software, permit their use on any computer on the Site and other places as envisaged by the Contract, including replacements of any computers supplied by the Contractor.

               The Contractor's Documents and other design documents made by (or on behalf of) the Contractor shall not, without the Contractor's consent, be used, copied or communicated to a third party by (or on behalf of) the Employer for purposes other than those permitted under this Sub-Clause.

     1.11 CONTRACTOR'S USE OF EMPLOYER'S DOCUMENTS

          As between the Parties, the Employer shall retain the ownership, copyright and other intellectual property rights in the Employer's Requirements and other documents made by (or on behalf of) the Employer. The Contractor may, at his cost, copy, use, and obtain communication of these documents for the purposes of the Contract.

          These documents shall not, without the Employer's consent, be copied, used or communicated to a third party by the Contractor, except as necessary for the purposes of the Contract.

     1.12 CONFIDENTIAL DETAILS

          The Contractor shall not be required to disclose, to the Employer, any information which the Contractor described in the Tender as being confidential. The Contractor shall disclose any other information which the Employer may reasonably require in order to verify the Contractor's compliance with the Contract. The Employer may, however, require the Contractor to disclose any information necessary for completing, operating, maintaining, altering, adjusting, repairing and demolishing the Works. Confidential information disclosed on such basis should strictly be confined for the purposes stated above.

     1.13 COMPLIANCE WITH LAWS

          The Contractor shall, in performing the Contract, comply with applicable Laws. Unless otherwise stated in the Particular Conditions:

          (a) the Employer shall have obtained (or shall obtain), and shall provide copies to the Contractor of, the planning, zoning or similar permission for the Permanent Works, and any other permissions described in the Employer's Requirements as having been (or being) obtained by the Employer; and the Employer shall indemnify and hold the Contractor harmless against and from the consequences of any failure to do so; and

          (b) the Contractor shall give all notices, pay all taxes, duties and fees, and obtain all permits, licences and approvals, as required by the Laws in relation to the design, execution and completion of the Works and the remedying of any defects; and the Contractor shall indemnify and hold the Employer harmless against and from the consequences of any failure to do so.

     1.14 JOINT AND SEVERAL LIABILITY

          If the Contractor constitutes (under applicable Laws) a joint venture, consortium or other unincorporated grouping of two or more persons, these persons shall:

          (a) be deemed to be jointly and severally liable to the Employer for the performance of the Contract;

          (b) notify the Employer as soon as reasonably practicable of their leader who shall have authority to bind the Contractor and each of these persons; and

          (c) the Contractor shall not alter its composition or legal status without the prior consent of the Employer (such consent not to be unreasonably withheld).

2.   THE EMPLOYER

     2.1  RIGHT OF ACCESS

          The Employer shall give the Contractor right of access to, and possession of, all parts of the Site within the time (or times) stated in the Particular Conditions. The right and possession may not be exclusive to the Contractor. If, under the Contract, the Employer is required to give (to the Contractor) possession of any foundation, structure, plant OR means of access, the Employer shall do so in the time and manner stated in the Employer's Requirements.

          If no such time is stated in the Particular Conditions, the Employer shall give the Contractor right of access to, and possession of, the Site with effect from the Commencement Date.

          If the Contractor suffers delay and/or incurs Cost as a result of a failure by the Employer to give any such right or possession within such time, or to maintain such right or possession, the Contractor shall give notice to the Employer and shall be entitled subject to Sub-Clause 20.1 [Contractor's Claims] to:

          (a) an extension of time for any such delay, if completion is or will be delayed, under Sub-Clause 8.4 [Extension of Time for Completion]; and

          (b) Co) payment of any such Cost plus Reasonable Profit, which shall be added to the Contract Price.

          After receiving this notice, the Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine these matters.

          However, if the Employer's failure was caused by any error or delay by the Contractor, including an error in, or delay in the submission of, any of the Contractor's Documents, the Contractor shall not be entitled to such extension of time, Cost or Reasonable Profit.

     2.2  PERMITS, LICENCES OR APPROVALS

          The Employer shall (where he is in a position to do so) provide reasonable assistance to the Contractor at the request of the
          Contractor:

          (a) by obtaining copies of the Laws which are relevant to the Contract but are not readily available;

          (b) for the Contractor's applications for any permits, licences or approvals required by the Laws;

          Which the Contractor is required to obtain under Sub-Clause 1.13 [Compliance with Laws], for the delivery of Goods, including clearance through customs, and for the export of Contractor's Equipment when it is removed from the Site.

     2.3  EMPLOYER'S PERSONNEL

          The Employer shall be responsible for ensuring that the Employer's Personnel and the Employer's other contractors on the Site:

          (a) co-operate with the Contractor's efforts under Sub-Clause 4.6 [Co-operation], and

          (b) take actions similar to those which the Contractor is required to take under sub-paragraphs (a), (b) and (c) of Sub-Clause 4.8 [Safety Procedures] and under Sub-Clause 4.18 [Protection of the Environment].

     2.4  NOT APPLICABLE

2.5  EMPLOYER'S CLAIM

     If the Employer considers himself to be entitled to any payment under any Clause of these Conditions or otherwise in connection with the Contract, and/or to any extension of the Defects Notification Period, he shall give notice and particulars to the Contractor. However, notice is not required for payments due under Sub-Clause

     4.19 [Electricity, Water and Gas], under Sub-Clause 4.20 [Employer's Equipment and Free Issue Material], or for other services requested by the Contractor.

     The notice shall be given as soon as practicable after the Employer became aware of the event or circumstances giving rise to the claim. A notice relating to any extension of the Defects Notification Period shall be given before the expiry of such period.

     The particulars shall specify the Clause or other basis of the claim, and shall include substantiation of the amount and/or extension to which the Employer considers himself to be entitled in connection with the Contract. The Employer shall then proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine (i) the amount (if any) which the Employer is entitled to be paid by the Contractor, and/or (ii) the extension (if any) of the Defects Notification Period in accordance with Sub-Clause 11.3 [Extension of Defects Notification Period].

     The Employer may deduct this amount from any moneys due, or to become due, to the Contractor. The Employer shall only be entitled to set off against or make any deduction from an amount due to the Contractor, or to otherwise claim against the Contractor, in accordance with this Sub-Clause.

3.   THE EMPLOYER'S ADMINISTRATION

     3.1  THE EMPLOYER'S REPRESENTATIVE

          The Employer may appoint an Employer's Representative to act on his behalf under the Contract. In this event, he shall give notice to the Contractor of the name, address, duties and authority of the Employer's Representative.

          The Employer's Representative shall carry out the duties assigned to him, and shall exercise the authority delegated to him, by the Employer. Unless and until the Employer notifies the Contractor otherwise, the Employer's Representative shall be deemed to be responsible to discharge all the duties of the Employer under the Contract, except to pay the Contract Price, and to have the full authority of the Employer under the Contract, except in respect of Clause 15 [Default].

          If the Employer wishes to replace any person appointed as Employer's Representative, the Employer shall give the Contractor not less than 14 days' notice of the replacement's name, address, duties and authority, and of the date of appointment.

     3.2  OTHER EMPLOYER'S PERSONNEL

          The Employer or the Employer's Representative may from time to time assign duties and delegate authority to assistants, and may also revoke such assignment or delegation. These assistants may include a resident engineer, and/or independent inspectors appointed to inspect and/or test items of Plant and/or Materials. The assignment, delegation or revocation shall not take effect until a copy of it has been received by the Contractor.

          Assistants shall be suitably qualified persons, who are competent to carry out these duties and exercise this authority, and who are fluent in the language for communications defined in Sub-Clause 1.4 [Law and Language]. If the Contractor makes a reasonable objection to the appointment of an assistant pursuant to this Sub-Clause, the Employer shaI1 terminate the appointment.

     3.3  DELEGATED PERSONS

          All these persons, including the Employer's Representative and assistants, to whom duties have been assigned or authority has been delegated, shall only be authorised to issue instructions to the Contractor to the extent defined by the delegation. Any approval, check, certificate, consent, examination, inspection, instruction, notice, proposal, request, test, or similar act by a delegated person, in accordance with the delegation, shall have the same effect as though the act had been an act of the Employer. However:

          (a) 00 unless otherwise stated in the delegated person's communication relating to such act, it shall not relieve the Contractor from any responsibility he has under the Contract, including responsibility for errors, omissions, discrepancies and non-compliances;

          (b) any failure to disapprove any work, Plant or Materials shall not constitute approval, and shall therefore not prejudice the right of the Employer to reject the work, Plant or Materials; and

          (c) if the Contractor questions any determination or instruction of a delegated person, the Contractor may refer the matter to the Employer, who shall promptly confirm, reverse or vary the determination or instruction.

     3.4  INSTRUCTIONS

          The Employer may issue to the Contractor instructions which may be necessary for the Contractor to perform his obligations under the Contract. Each instruction shall be given in writing and shall state the obligations to which it relates and the Sub-Clause (OR other term of the Contract) in which the obligations are specified. If any such instruction constitutes a Variation, Clause 13 [Variations and Adjustments] shall apply.

          The Contractor shall take instructions from the Employer, or from the Employer's Representative or an assistant to whom the appropriate authority has been delegated under this Clause.

     3.5  DETERMINATIONS

          Whenever these Conditions provide that either Party shall proceed in accordance with this Sub-Clause 3.5 to agree or determine any matter, both Parties shall consult with each other in good faith in an endeavour to reach agreement. If agreement is not achieved, the Employer shall make a fair determination in accordance with the Contract, taking due regard of all relevant circumstances.

          The Employer shall give notice to the Contractor of each agreement or determination, with supporting particulars. Each Party shall give effect to each agreement or determination unless the Contractor gives notice, to the Employer, of his dissatisfaction with a determination within 14 days of receiving it. Either Party may then refer the matter to dispute in accordance with Clause 20 herein..

     3.6  GOOD FAITH

          The Parties warrant that they shall act and perform their respective obligations in good faith. The Employer will ensure that the Employer's Representative acts in good faith in the discharge of his duties and exercise of his authority under the Contract. Similarly, the Contractor will ensure that the Contractor's Representative acts in good faith in the discharge of his duties and exercise of his authority under the Contract.

          Acting in good faith includes:

          (a)  being fair, reasonable and honest;

          (b) acting within the time prescribed in the Contract, or where no time is prescribed, within a reasonable time;

          (c) doing all things reasonably expected by the other Party in accordance with the Contract; and

          (d)  not impeding or restricting the other Party's performance.

4.   THE CONTRACTOR

     4.1  CONTRACTOR'S GENERAL OBLIGATIONS

          The Contractor shall design, execute and complete the Works in accordance with the Contract, and shall, subject to Clause 11 [Defects Liability], remedy any defects in the Works. When completed, the Works shall conform with the Contractor's Documents.

          The Contractor shall provide the Plant and Contractor's Documents specified in the Contract, and all Contractor's Personnel, Goods, consumables and other things and services, whether of a temporary or permanent nature, required in and for this design, execution, completion of and remedying of defects in the Works.

          The Works shall include only work which is necessary to satisfy the Employer's Requirements.

          The Contractor shall be responsible for the adequacy, stability and safety of all Site operations, of all methods of construction and of all the Works. The Contractor shall, whenever reasonably required by the Employer, submit details of the arrangements and methods which the Contractor proposes to adopt for the execution of the Works. No significant alteration to these arrangements and methods shall be made without this having previously been notified to the Employer.

     4.2  PERFORMANCE SECURITY

          The Contractor shall if so required under the Contract, deliver the Guarantee to the Employer within 28 days after both Parties have signed the Contract Agreement. The Guarantee shall be issued from within a country (or other jurisdiction) approved by the Employer, and shall be in the form (if any) annexed to the Particular Conditions or in another form approved by the Employer and accepted by the Contractor.

          The Contractor shall ensure that the Guarantee is valid and enforceable until the Contractor has executed and completed the Works and a Performance Certificate has been, or is deemed to have been, issued under Sub-Clause 11.9 [Performance Certificate].

          The Employer shall return the Guarantee to the Contractor within 21 days after the Contractor has become entitled to receive the Performance Certificate.

     4.3  CONTRACTOR'S REPRESENTATIVE

          The Contractor shall appoint the Contractor's Representative and shall give him all authority necessary to act on the Contractor's behalf under the Contract.

          Unless the Contractor's Representative is named in the Contract, the Contractor shall, prior to the Commencement Date, submit to the Employer for consent the name and particulars of the person the Contractor proposes to appoint as Contractor's Representative. If consent is withheld, or if the appointed person fails to act as Contractor's Representative, the Contractor shall similarly submit to the Employer for consent the name and particulars of another suitable person for such appointment.

          The Contractor's Representative shall, on behalf of the Contractor, receive instructions under Sub-Clause 3.4 [Instructions].

          The Contractor's Representative may delegate any powers, functions and authority to any competent person, and may at any time revoke the delegation. Any. delegation or revocation shall not take effect until the Employer has received prior notice signed by the Contractor's Representative, naming the person and specifying the powers, functions and authority being delegated or revoked.

     4.4  SUBCONTRACTORS

          The Contractor shall be responsible for the acts or defaults of any Subcontractor, his agents or employees, as if they were the acts or defaults of the Contractor.

     4.5  NOMINATED SUBCONTRACTORS

          In this Sub-Clause, "nominated Subcontractor" means a Subcontractor whom the Employer, under Clause 13 [Variations and Adjustments], requests the Contractor to employ as a Subcontractor. The Contractor shall not be under any obligation to employ a nominated Subcontractor and the Contractor shall advise by notice to the Employer as soon as practicable of the Contractor's decision not to employ a nominated Subcontractor.

     4.6  CO-OPERATION

          The Contractor shall, as specified in the Contract or as instructed by the Employer, allow appropriate opportunities for carrying out works by:

          (a)   the Employer's Personnel;
          (b)   any other contractors employed by the Employer; and

          (c)   the personnel of any legally constituted public authorities.

          who may be employed in the execution on or near the Site of any work not included in the Contract.

          Any such instruction shall constitute a Variation if and to the extent that it causes the Contractor to incur Cost and Clause 13 [Variations and Adjustments] shall apply. Services for these personnel and other contractors may include the use of Contractor's Equipment, Temporary Works or access arrangements which are the responsibility of the Contractor.

          The Contractor shall be responsible for his construction activities on the Site, and shall co-ordinate his own activities with those of other contractors to the extent (if any) specified in the Employer's Requirements.

          If, under the Contract, the Employer is required to give to the Contractor possession of any foundation, structure, plant or means of access in accordance with Contractor's Documents, the Contractor shall submit such documents to the Employer in the time and manner stated in the Employer's Requirements.

     4.7  SETTING OUT

          The Contractor shall set out the Works in relation to original points, survey marks, lines and levels of reference specified in the Contract. The Contractor shall be responsible for the correct positioning of all parts of the Works.

          If the Contractor discovers an error in relation to original points, survey marks, lines or levels of reference specified in the Contract, the Contractor shall notify the Employer's Representative. The Employer's Representative shall issue instructions for the rectification of the error.

          If the Contractor suffers delay and/or incurs Cost in performing any additional work arising out of instructions issued by the Employer's Representative pursuant to this Sub-Clause, the Contractor shall give notice to the Employer and shall be entitled subject to Clause 20.1 [Contractor's Claims] to:

          (a) an extension of time for any such delay, if completion is or will be delayed, under Sub-Clause 8.4 [Extension of Time for Completion]; and

          (b) payment of any such Cost, which shall be added to the Contract Price.

               Where, and to the extent that, the error or defect is comprised in, or arose as a result of the incorrectness of, portions of the Employer's Requirements for which the Employer is responsible under Sub-Clause 5.1 [General Design Obligations].

               After receiving this notice, the Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine these matters.

     4.8  SAFETY PROCEDURES

          The Contractor shall:

          (a)  comply with all applicable safety regulations;

          (b) take care for the safety of all persons entitled to be on the Site;

          (c) use reasonable efforts to keep the Site and Works clear of unnecessary obstruction so as to avoid danger to these persons; and

          (d) provide fencing, lighting, guarding and watching of the Works until completion and Taking-Over Certificate has, or has been deemed to be issued under Clause 10 [Employer's Taking Over], and provide any Temporary Works (including roadways, footways, guards and fences) which may be necessary, because of the execution of the Works, for the use and protection of the public and of owners and occupiers of adjacent land.

     4.9  QUALITY ASSURANCE

          The Contractor shall institute a quality assurance system to demonstrate compliance with the requirements of the Contract. The system shall be in accordance with the details stated in the Contract. The Employer shall be entitled to audit any aspect of the system.

          Details of all procedures and compliance documents shall be submitted to the Employer for information 7 days in advance before each design and execution stage is commenced. When any document of a technical nature is issued to the Employer, evidence of the prior approval by the Contractor himself shall be apparent on the document itself.

          Compliance with the quality assurance system shall not relieve the Contractor of any of his duties, obligations or responsibilities under the Contract.

     4.10 SITE DATA

          The Employer shall have made available to the Contractor for his information, prior to the Base Date, all relevant data in the Employer's possession on subsurface and hydrological conditions at the Site, including environmental aspects. The Employer shall similarly make available to the Contractor all such data which comes into the Employer's possession after the Base Date.

     4.11 VERIFICATION AND INTERPRETATION OF SITE DATA

          The Contractor shall be responsible for verifying and interpreting all data made available by the Employer pursuant to Sub-Clause 4.10 [Site Data].

     4.12 LATENT PHYSICAL CONDITIONS AND UNFORESEEABLE DIFFICULTIES

          In this Sub-Clause, "physical conditions" means natural physical conditions and manmade and other physical conditions, obstructions and pollutants, which the Contractor encounters at the Site or the Site's surroundings when executing the Works, including sub-surface and hydrological conditions, hazardous wastes or historical or archaeological artifacts but excluding climatic conditions.

          If the Contractor encounters adverse physical conditions which he considers to have been Unforeseeable, the Contractor shall give notice to the Employer as soon as practicable.

          This notice shall describe the physical conditions, so that they can be inspected by the Employer, and shall set out the reasons why the Contractor considers them to be Unforeseeable. The Contractor shall continue executing the Works, using such proper and reasonable measures as are appropriate for the physical conditions, and shall comply with any instructions which the Employer may give. If an instruction constitutes a Variation, Clause -13 [Variations and Adjustments] shall apply.

          If and to the extent that the Contractor encounters physical conditions which are Unforeseeable, gives such a notice, and suffers delay and/or incurs Cost due to these conditions, the Contractor shall be entitled subject to Sub-Clause 20.1 [Contractor's Claims] to:

          (a) an extension of time for any such delay, if completion is or will be delayed, under Sub-Clause 8.4 [Extension of Time for Completion]; and

          (b) payment of any such Cost, which shall be added to the Contract Price.

          After receiving such notice and inspecting and/or investigating these physical conditions, the Employer shall proceed in accordance with Sub-Clause 3.5 peterminations] to agree or determine (i) whether and (if so) to what extent these physical conditions were Unforeseeable, and (ii) the matters described in subparagraphs (a) and (b) above related to this extent.

          The Employer may take account of any evidence of the physical conditions foreseen by the Contractor when submitting the Tender, which may be made available by the Contractor, but shall not be bound by any such evidence.

     4.13 RIGHTS OF WAY AND FACILITIES

          The Contractor shall bear all costs and charges for special and/or temporary rights of way which he may require, including those for access to the Site. The Contractor shall also obtain, at his risk and cost, any additional facilities outside the Site which he may require for the purposes of the Works.

     4.14 AVOIDANCE OF INTERFERENCE

          The Contractor shall not interfere unnecessarily or improperly with:

          (a)  the convenience of the public; or

          (b) the access to and use and occupation of all roads and footpaths, irrespective of whether they are public or in the possession of the Employer or of others.

     4.15 ACCESS ROUTE

          The Contractor shall be deemed to have been satisfied as to the suitability and availability of access routes to the Site. The Contractor shall use reasonable efforts to prevent damage to property by the Contractor's traffic or by the Contractor's Personnel. These efforts shall include the proper use of appropriate vehicles and routes.

          Except as otherwise stated in these Conditions:

          (a) the Contractor shall (as between the Parties) be responsible for any maintenance which may be required for his use of access routes;

          (b) the Contractor shall provide all necessary signs or directions along access routes, and shall obtain any permission which may be required from the relevant authorities for his use of routes, signs and directions;

          (c) the Employer shall not be responsible for any claims which may arise from the use or otherwise of any access route;

          (d) the Employer does not guarantee the suitability or availability of particular access routes; and

          Subject to Sub-Clause 2.1 [Right of Access to the Site], Costs due to non-suitability or non-availability, for the use required by the Contractor, of access routes shall be borne by the Contractor.

     4.16 TRANSPORT OF GOODS

          Unless otherwise stated in the Particular Conditions:

          (a) the Contractor shall give the Employer not less than 2 1 days' notice of the date on which any Plant or a major item of other Goods will be delivered to the Site; and

          (b) the Contractor shall be responsible for packing, loading, transporting, receiving, unloading, storing and protecting all Goods and other things required for the Works.

     4.17 CONTRACTOR'S EQUIPMENT

          The Contractor shall be responsible for all Contractor's Equipment. When brought on to the Site, Contractor's Equipment shall be deemed to be exclusively intended for the execution of the Works.

     4.18 PROTECTION OF THE ENVIRONMENT

          The Contractor shall take all reasonable steps to protect the environment (both on and off the Site) and to limit damage and nuisance to people and property resulting from pollution, noise and other results of his operations.

          The Contractor shall ensure that emissions, surface discharges and effluent from the Contractor's activities shall not exceed the values indicated in the Employer's Requirements, and shall not exceed the values prescribed by applicable Laws.

     4.19 ELECTRICITY, WATER AND GAS

          The Contractor shall, except as stated below, be responsible for the provision of all power, water and other services he may require.

          The Contractor shall be entitled and be responsible for the charges up to the date when the Taking-Over Certificate has been issued, or deemed to have been issued for the use for the purposes of the Works such supplies of electricity, water, gas and other services as may be available on the Site and of which details and prices are given in the Employer's Requirements. The Contractor shall, at his risk and cost, provide any apparatus necessary for his use of these services and for measuring the quantities consumed.

          The Contractor shall pay these amounts to the Employer on a monthly basis. If the Contractor disputes the quantities consumed and the amounts due for such services, the Contractor shall proceed to agree or determine the matter in accordance with Sub-Clause 3.5 [Determinations].

     4.20 EMPLOYER'S EQUIPMENT AND FREE-ISSUE MATERIAL

          The Employer shall make the Employer's Equipment (if any) available for the use of the Contractor in the execution of the Works in accordance with the details, arrangements and prices stated in the Employer's Requirements.

          Unless otherwise stated in the Employer's Requirements, the Contractor shall only be responsible for the Employer's Equipment, whilst in the Contractor's or Contractor's Personnel's control, possession or custody.

          The appropriate quantities and the amounts due (at such stated prices) for the use of Employer's Equipment shall be agreed or determined in accordance with Sub-Clause 2.5 [Employer's Claims] and Sub-Clause 3.5 [Determinations]. The Contractor shall pay these amounts to the Employer.

          The Employer shall supply, free of charge, the "free-issue materials" (if any) in accordance with the details stated in the Employer's Requirements. The Employer shall, at his risk and cost, provide these materials at the time and place specified in the Contract. The Contractor shall then visually inspect them, and shall promptly give notice to the Employer of any shortage, defect or default in these materials. Unless otherwise agreed by both Parties, the Employer shall immediately rectify the notified shortage, defect or default.

          After this visual inspection, the free-issue materials shall come under the care, custody and control of the Contractor. The Contractor's obligations of inspection, care, custody and control shall not relieve the Employer of liability for any shortage, defect or default not apparent from a visual inspection.

     4.21 PROGRESS REPORTS

          Unless otherwise stated in the Particular Conditions, monthly progress reports shall be prepared by the Contractor and submitted to the Employer in six copies. The first report shall cover the period up to the end of the first calendar month following the Commencement Date. Reports shall be submitted monthly thereafter, each within 7 days after the last day of the period to which it relates.

          Reporting shall continue until the Contractor has completed all work which is known to be outstanding at the completion date stated in the Taking-Over Certificate for the Works.

          Each report shall include but not be limited to:

          (a) charts and detailed descriptions of progress, including each stage of design, Contractor's Documents, procurement,' manufacture, delivery to Site, construction, erection, testing, commissioning and trial operation;

          (b) photographs showing the status of manufacture and of progress on the Site;

          (c) for the manufacture of each main item of Plant and Materials, the name of the manufacturer, manufacture location, percentage progress, and the actual or expected dates of:

               (i)   commencement of manufacture;
               (ii)  Contractor's inspections;
               (iii) tests; and
               (iv)  shipment and arrival at the Site;

          (d) the details described in Sub-Clause 6.10 [Records of Contractor's Personnel and Equipment];

          (e) copies of quality assurance documents, test results and certificates of Materials;

          (f) list of Variations, notices given under Sub-Clause 2.5 [Employer's Claims] and notices given under Sub-Clause 20.1 [Contractor's Claims];

          (g) safety statistics, including details of any hazardous incidents and activities relating to environmental aspects and public relations; and

          (h) comparisons of actual and planned progress, with details of any events or circumstances which may jeopardise the completion in accordance with the Contract, and the measures being (or to be) adopted to overcome delays.

     4.22 SECURITY OF THE SITE

          Unless otherwise stated in the Particular Conditions:

          (a) The Contractor shall be responsible for keeping unauthorised persons off the Site.

          (b) Authorised persons shall be limited to the Contractor's Personnel and the Employer's Personnel; and to any other personnel notified to the Contractor, by (or on behalf of) the Employer, as authorised personnel of the Employer's other contractors on the Site.

          (c) Employees and agents of each Party shall, while on the premises of the other or its subcontractors, comply with all plant rules and governmental regulations.

     4.23 CONTRACTOR'S OPERATIONS

          The Contractor shall confine his operations to the Site, and to any additional areas about the Site which may be obtained by the Contractor and agreed by the Employer as working areas. The Contractor shall take all necessary precautions to keep Contractor's Equipment and Contractor's Personnel within the Site and these additional areas, and to keep them off adjacent land. During the execution of the Works, the Contractor shall keep the Site free from all unnecessary obstruction, and shall dispose of any surplus materials outside the areas of the Site and not cause any nuisance to neighbours around the Site. The Contractor shall clear away and remove from the Site any wreckage, rubbish and Temporary Works which are no longer required.

          Within 14 days after the issue of the Taking-Over Certificate for the Works, the Contractor shall clear away and remove all Contractor's Equipment, surplus material, wreckage, rubbish and Temporary Works. The Contractor shall leave the Site and the Works in a clean and safe condition. However, the Contractor may retain on Site, during the Defects Notification Period, such Goods as are required for the Contractor to fulfil obligations under the Contract.

     4.24 FOSSILS

          All valuable minerals, fossils, coins, articles of value or antiquity, and structures and other remains or items of geological, anthropological or archaeological interest found on the Site shall be placed under the care and authority of the Employer. The Contractor shall take reasonable precautions to prevent Contractor's Personnel or other persons from removing or damaging any of these findings.

          The Contractor shall, upon discovery of any such finding, promptly give notice to the Employer, who shall issue instructions for dealing with it. If the Contractor suffers delay and/or incurs Cost from complying with the instructions, the Contractor shall give a further notice to the Employer and shall be entitled subject to Sub-Clause
          20.1 [Contractor's Claims] to:

          (a) an extension of time for any such delay, if completion is or will be delayed, under Sub-Clause 8.4 [Extension of Time for Completion]; and

          (b) payment of any such Cost, which shall be added to the Contract Price.

          After receiving this further notice, the Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine these matters.

5.   DESIGN

     5.1  GENERAL DESIGN OBLIGATIONS

          The Contractor shall be deemed to have scrutinised, prior to the Base Date, the Employer's Requirements (including design criteria and calculations, if any). The Contractor shall be responsible for the design of the Works in accordance with the Employer's Requirements (including design criteria and calculations), except as stated below. The Contractor shall be deemed to have satisfied himself of the adequacy of the Employer's Requirements to enable the Contractor to prepare the Contractor's Documents, and any other documents necessary to instruct the Contractor's Personnel, in accordance with the Contract.

          Any data or information received by the Contractor, from the Employer or otherwise, shall not relieve the Contractor from his responsibility for the design and execution of the Works, except as stated below. The Employer shall be responsible for the correctness of the following portions of the Employer's Requirements and of the following data and I information provided by (or on behalf of) the Employer:

          (a) portions, data and information which are stated in the Employer's Requirements as being immutable or the responsibility of the Employer;

          (b) definitions of intended purposes of the Works or any parts thereof;

          (c)  criteria for the testing and performance of the completed Works;
               and

          (d) portions, data and information which cannot be verified by the Contractor, except as otherwise stated in the Employer's Requirements.

     5.2  CONTRACTOR'S DOCUMENTS

          The Contractor's Documents shall comprise the technical documents specified in the Employer's Requirements, documents required to satisfy all regulatory approvals, and the documents described in Sub-Clause 5.6 [As-Built Documents] and Sub-Clause 5.7 [Operation and Maintenance Manuals]. Unless otherwise stated in the Employer's Requirements, the Contractor's Documents shall be written in the language for communications defined in Sub-Clause 1.4 [Law and Language].

          The Contractor shall prepare all Contractor's Documents, and shall also prepare any other documents necessary to instruct the Contractor's Personnel.

          If the Employer's Requirements describe the Contractor's Documents which are to be submitted to the Employer for review, they shall be submitted accordingly, together with a notice as described below. In the following provisions of this Sub-Clause, (i) "review period" means the period required by the Employer for review, and (ii) "Contractor's Documents" exclude any documents which are not specified as being required to be submitted for review.

          Unless otherwise stated in the Employer's Requirements, each review period shall not exceed 7 days, calculated from the date on which the Employer receives a Contractor's Document and the Contractor's notice. This notice shall state that the Contractor's Document is considered ready, both for review in accordance with this Sub-Clause and for use. The notice shall also state that the Contractor's Document complies with the Employer's Requirements, or the extent to which it does not comply.

          The Employer may, within the review period, give notice to the Contractor that a Contractor's Document fails (to the extent stated) to comply with the Employer's Requirements. If a Contractor's Document so fails to comply, it shall be rectified, resubmitted and reviewed in accordance with this Sub-Clause, at the Contractor's cost. This clause is without prejudice to the Employer's right to claim under Sub-Clause
          2.5. If the Employer does not, within the review period, give notice to the Contractor that a Contractor's Document fails to comply with the Employer's Requirements, then the Contractor's Document submitted by the Contractor shall be deemed to have been agreed to by the Employer.

          For each part of the Works, and except to the extent that the Parties otherwise agree:

          (a) execution of such part of the Works shall not commence prior to the expiry of the review periods for all the Contractor's Documents which are relevant to its design and execution;

          (b) execution of such part of the Works shall be in accordance with these Contractor's Documents, as submitted for review; and

          (c) if the Contractor wishes to modify any design or document which has previously been submitted for review, the Contractor shall immediately give notice to the Employer. Thereafter, the Contractor shall submit revised documents to the Employer in accordance with the above procedure.

          Any such agreement (under the preceding two paragraphs) or any review (under this Sub-Clause or otherwise) shall not relieve the Contractor from any obligation or responsibility.

     5.3  CONTRACTOR'S UNDERTAKING

          The Contractor undertakes that the design, the Contractor's Documents, the execution and the completed Works will be in accordance with:

          (a)  the Laws in the Country; and
          (b) the documents forming the Contract, as altered or modified by Variations.

     5.4  TECHNICAL STANDARDS AND REGULATIONS

          The design, the Contractor's Documents, the execution and the completed Works shall comply with the Country's technical standards, building, construction and environmental Laws, Laws applicable to the product being produced from the Works, and other standards specified in the Employer's Requirements applicable to the Works or defined by the applicable Laws.

          All these Laws shall, in respect of the Works and each Section, be those prevailing when the Works or Section are taken over by the Employer under Clause 10 [Employer's Taking Over]. References in the Contract to published standards shall be understood to be references to the edition applicable on the Base Date, unless stated otherwise.

          If changed or new applicable standards come into force in the Country after the Base Date, the Contractor shall give notice to the Employer and (if appropriate) submit proposals for compliance. In the event that:

          (a)  the Employer determines that compliance is required; and

          (b)  the proposals for compliance constitute a variation.

          Then the Employer shall initiate a Variation in accordance with Clause 13 [Variations and Adjustments].

     5.5  TRAINING

          The Contractor shall carry out the training of Employer's Personnel in the operation and maintenance of the Works to the extent specified in the Employer's Requirements. If the Contract specifies training which is to be carried out before taking-over, the Works shall not be considered to be completed for the purposes of taking-over under Sub-Clause 10.1 [Taking Over of the Works and Sections] until this training has been completed.

     5.6  AS-BUILT DOCUMENTS

          The Contractor shall prepare, and keep up-to-date, a complete set of "as-built" records of the execution of the Works, showing the as-built locations, sizes and details of the work as executed. These records shall be used exclusively for the purposes of this Sub-Clause. Two copies shall be supplied to the Employer prior to the commencement of the Tests on Completion.

          In addition, the Contractor shall supply to the Employer as-built drawings of the Works, showing all Works as executed, and submit them to the Employer for review under Sub-Clause 5.2 [Contractor's Documents]. The Contractor shall obtain the consent of the Employer as to their size, the referencing system, and other relevant details.

          Prior to the issue of any Taking-Over Certificate, the Contractor shall supply to the Employer the specified numbers and types of copies of the relevant as-built drawings, in accordance with the Employer's Requirements. The Works shall not be considered to be completed for the purposes of taking-over under Sub-Clause 10.1 [Taking Over of the Works and Sections] until the Employer has received these documents.

     5.7  OPERATION AND MAINTENANCE MANUALS

          Prior to commencement of the Tests on Completion, the Contractor shall supply to the Employer provisional operation and maintenance manuals in sufficient detail for the Employer to operate, maintain, dismantle, reassemble, adjust and repair the Plant not less than 7 days in advance.

          The Works shall not be considered to be completed for the purposes of taking-over under Sub-Clause 10.1 [Taking Over of the Works and Sections] until the Employer has received final operation and maintenance manuals in such detail, and any other manuals specified in the Employer's Requirements for these purposes.

     5.8  DESIGN ERROR

          If errors, omissions, ambiguities, inconsistencies or inadequacies are found in the Contractor's Documents, they and the Works shall, subject to `Sub-Clause 1.8 [Care and Supply of Documents], be corrected at the Contractor's cost.

          This clause is without prejudice to the Employer's right under Sub-Clause 2.5 [Employer's Claim].

6.   STAFF AND LABOUR

     6.1  ENGAGEMENT OF STAFF AND LABOUR

          Except as otherwise stated in the Employer's Requirements, the Contractor shall make arrangements for the engagement of all staff and labour, local or otherwise, and for their payment, housing, feeding and transport.

     6.2  RATES OF WAGES AND CONDITIONS OF LABOUR

          The Contractor shall pay rates of wages, and observe conditions of labour, which are not lower than those established for the trade or industry where the work is carried out. If no established rates or conditions are applicable, the Contractor shall pay rates of wages and observe conditions which are not lower than the general level of wages and conditions observed locally by employers whose trade or industry is similar to that of the Contractor.

     6.3  PERSONS IN THE SERVICE OF OTHERS

          The Contractor shall not recruit, or attempt to recruit, staff and labour from amongst the Employer's Personnel.

     6.4  LABOUR LAWS

          The Contractor shall comply with all the relevant labour Laws applicable to the Contractor's Personnel, including Laws relating to their employment, health, safety, welfare, immigration and emigration, and shall allow them all their legal rights.

          The Contractor shall require his employees to obey all applicable Laws, including those concerning safety at work.

     6.5  WORKING HOURS

          No work shall be carried out on the Site on locally recognised days of rest, or outside normal working hours, unless:

          (a)  otherwise stated in the Contract;

          (b)  the Employer gives consent;

          (c) the work is unavoidable, or necessary for the protection of life or property or for the safety of the Works, in which case the Contractor shall immediately advise the Employer; or

          (d) the work is necessary to ensure completion of the Works by the Time for Completion, in which case the Contractor shah immediately advise the Employer.

     6.6  FACILITIES FOR STAFF AND LABOUR

          Except as otherwise stated in the Employer's Requirements, the Contractor shall provide and maintain all necessary accommodation and welfare facilities for the Contractor's Personnel. The Contractor shall also provide facilities for the Employer's Personnel as stated in the Employer's Requirements.

          The Contractor shall not permit any of the Contractor's Personnel to maintain any temporary or permanent living quarters within the structures forming part of the Permanent Works.

     6.7  HEALTH AND SAFETY

          The Contractor shall at all times take all reasonable precautions to maintain the health and safety of the Contractor's Personnel. In collaboration with local health authorities, the Contractor shall ensure that medical staff, first aid facilities, sick bay and ambulance service are available at all times at the Site and at any accommodation for Contractor's and Employer's Personnel, and that suitable arrangements are made for all necessary welfare and hygiene requirements and for the prevention of epidemics.

          The Contractor shall appoint an accident prevention officer at the Site, responsible for maintaining safety and protection against accidents. This person shall be qualified for this responsibility, and shall have the authority to issue instructions and take protective measures to prevent accidents. Throughout the execution of the Works, the Contractor shall provide whatever is required by this person to exercise this responsibility and authority.

          The Contractor shall send, to the Employer, details of any accident as soon as practicable after its occurrence. The Contractor shall maintain records and make reports concerning health, safety and welfare of persons, and damage to property, as the Employer may reasonably require.

     6.8  CONTRACTOR'S SUPERINTENDENCE

          Throughout the design and execution of the Works, and as long thereafter as is necessary to fulfil the Contractor's obligations, the Contractor shall provide all necessary superintendence to plan, arrange, direct, manage, inspect and test the work.

          Superintendence shall be given by a sufficient number of persons having adequate knowledge of the language for communications (defined in Sub-Clause 1 .4 (Law and Language)) and of the operations to be carried out (including the methods and techniques required, the hazards likely to be encountered and methods of preventing accidents), for the satisfactory and safe execution of the Works.

     6.9  CONTRACTOR'S PERSONNEL

          The Contractor's Personnel shall be appropriately qualified, skilled and experienced in their respective trades or occupations. The Employer may require the Contractor to remove (or cause to be removed) any person employed on the Site or Works, including the Contractor's Representative if applicable, who:

          (a)  persists in any misconduct or lack of care;

          (b)  carries out duties incompetently or negligently;

          (c)  fails to conform with any material provisions of the Contract; or

          (d) persists in any conduct which is prejudicial to safety, health, or the protection of the environment.

          If appropriate, the Contractor suitable shall then appoint (or cause to be appointed) a suitable replacement person within 14 days after the Employer's request for removal has been made.

     6.10 RECORDS OF CONTRACTOR'S PERSONNEL AND EQUIPMENT

          The Contractor shall submit, to the Employer, details showing the number of each class of Contractor's Personnel and of each type of Contractor's Equipment on the Site. Details shall be submitted each calendar month until the Contractor has completed all work which is known to be outstanding at the completion date stated in the Taking-Over Certificate for the Works.

     6.11 DISORDERLY CONDUCT

          The Contractor shall at all times take all reasonable precautions to prevent any unlawful, riotous or disorderly conduct by or amongst the Contractor's Personnel, and to preserve peace and protection of persons and property on and near the Site.

7.   PLANT, MATERIALS AND WORKMANSHIP

     7.1  MANNER OF EXECUTION

          The Contractor shall carry out the manufacture of Plant, the production and manufacture of Materials, and all other execution of the Works:

          (a)  in the manner (if any) specified in the Contract;

          (b) in a proper workmanlike and careful manner, in accordance with recognised good practice; and

          (c) with properly equipped facilities and Materials of merchantable quality, except as otherwise specified in the Contract.

     7.2  SAMPLES

          The Contractor shall submit samples of Materials to the Employer, for review in accordance with the procedures for Contractor's Documents described in Sub-Clause 5.2 [Contractor's Documents], as specified in the Contract and at the Contractor's cost. Each sample shall be labelled as to origin and intended use in the Works, and with such other particulars as specified in the Employer's Requirements.

     7.3  INSPECTION

          The Employer's Personnel shall at all reasonable times:

          (a) have full access to all parts of the Site and to all places from which natural Materials are being obtained; and

          (b) during production, manufacture and construction (at the Site and, to the extent specified in the Contract, elsewhere), be entitled to examine, inspect, measure and test the Materials and workmanship, and to check the progress of manufacture of Plant and production and manufacture of Materials.

          The Contractor shall give the Employer's Personnel full opportunity to carry out these activities, including providing access, facilities, permissions and safety equipment. No such activity shall relieve the Contractor from any obligation or responsibility.

          The Employer shall ensure that the Contractor is not impeded in the execution of the Works by the Employer's Personnel whilst exercising the right of access conferred by this Sub-Clause.

          The Employer may, under Clause 13 [Variations and Adjustments] direct the Contractor not to cover up or make inaccessible work under the Contract for the purposes of enabling the Employer's Personnel to examine, inspect, measure and/or test that work pursuant to this Sub-Clause. The Contractor shall give notice to the Employer when the work specified in such a direction is ready and before it is covered up or made inaccessible. The Employer shall then either carry out the examination, inspection, measurement or testing without unreasonable delay, or promptly give notice to the Contractor that the Employer does not require to do so. If the Contractor fails to give the notice, he shall, if and when required by the Employer, uncover the work and thereafter reinstate and make good the work, all at the Contractor's cost.

          If the Contractor suffers delay and/or incurs Cost from complying with a direction given under this Sub-Clause or as a result of delay for which the Employer is responsible, the Contractor shall give notice to the Employer and shall be entitled subject to Sub-Clause 20.1 [Contractor's Claims] to:

          (a) an extension of time for any such delay, if completion is or will be delayed, under Sub-Clause 8.4 [Extension of Time for Completion]; and

          (b) payment of any such Cost plus Reasonable Profit, which shall be added to the Contract Price.

          After receiving this notice, the Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine these matters.

          Notwithstanding the foregoing, the Costs incurred by the Contractor in relation to the carrying out of any examination, inspection, measurement or testing (including consequential delay) shall be borne by the Contractor where the examination, inspection, measurement or testing shows that the relevant work is not in accordance with the Contract.

     7.4  TESTING

          This Sub-Clause shall apply to all tests specified in the Contract, other than the Tests after Completion (if any).

          The Contractor shall provide all apparatus, assistance, documents and other information, electricity, equipment, fuel, consumables, instruments, labour, materials, and suitably qualified and experienced staff, as are necessary to carry out the specified tests efficiently. The Contractor shall agree, with the Employer, the time and place for the specified testing of any Plant, Materials and other parts of the Works.

          The Employer may, under Clause 13 [Variations and Adjustments], vary the location or details of specified tests, or instruct the Contractor to carry out additional tests. If these varied or additional tests show that the tested Plant, Materials or workmanship is not in accordance with the Contract, the cost of carrying out this Variation shall be borne by the Contractor, notwithstanding other provisions of the Contract.

          The Employer shall give the Contractor not less than 7 days notice of the Employer's intention to attend the tests. If the Employer does not attend at the time and place agreed, the Contractor may proceed with the tests, unless otherwise instructed by the Employer, and the tests shall then be deemed to have been made in the Employer's presence.

          If the Contractor suffers delay and/or incurs Cost from complying with these instructions or as a result of a delay for which the Employer is responsible, the Contractor shall give notice to the Employer and shall be entitled subject to Sub Clause 20.1 [Contractor's Claims] to:

          (a) an extension of time for any such delay, if completion is or will be delayed, under Sub-Clause 8.4 [Extension of Time for Completion]; and

          (b) payment of any such Cost plus Reasonable Profit, which shall be added to the Contract Price.

          After receiving this notice, the Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine these matters. The Contractor shall promptly forward to the Employer duly certified reports of the tests. When the specified tests have been passed, the Employer shall endorse the Contractor's test certificate, or issue a certificate to him, to that effect. If the Employer has not attended the tests, he shall be deemed to have accepted the readings as accurate.

     7.5  REJECTION

          If, as a result of an examination, inspection, measurement or testing, any Plant, Materials, design or workmanship is found to be not in accordance with the Contract, the. Employer may reject the Plant, Materials, design or workmanship by giving notice to the Contractor, with reasons. The Contractor shall then, subject to or in accordance with any instruction of the Employer under Sub-Clause 7.6 [Remedial Work], promptly make good such non-compliance and ensure that the rejected item complies with the Contract at the cost of the Contractor.

          Alternatively, the Employer may elect to accept the Plant, Materials, design or workmanship by giving notice to the Contractor, notwithstanding that it is found to be defective or otherwise not in accordance with the Contract, and agree or determine a reasonable reduction in the Contract Price in accordance with Sub-Clause 3.5 [Determinations]. If the Employer requires this Plant, Materials, design or workmanship to be re-tested, the tests shall be repeated under the same terms and conditions at the cost of the Contractor.


     7.6  REMEDIAL WORK

          Notwithstanding any previous test or certification, the Employer may instruct the Contractor to:

          (a) remove from the Site and replace any Plant or Materials which is not in accordance with the Contract; and

          (b) remove and re-execute any other work which is not in accordance with the Contract, and execute any work which is urgently required for the safety of the Works, whether because of an accident, unforeseeable event or otherwise.

          If the Contractor fails to comply with any such instruction, which complies with Sub-Clause 3.4 [Instructions], the Employer shall be entitled to employ and pay other persons to carry out such work. Except to the extent that the Contractor would have been entitled to payment for the work, the Contractor shall subject to Sub-Clause 2.5 [Employer's Claims] pay to the Employer all costs arising from this failure.

     7.7  OWNERSHIP OF PLANT AND MATERIALS

          Each item of Plant and Materials shall, to the extent consistent with the Laws of the Country, become the property of the Employer and title and ownership shall pass to the Employer at whichever is the earlier of the following times, free from liens and other encumbrances:

          (a)  when it is delivered to the Site; and

          (b) when the Contractor is entitled to payment of the value of the Plant and Materials under Sub-Clause 8.10 [Payment for Plant and Materials in Event of Suspension].

          Risk of damage to or loss of the Plant and Materials shall remain with the Contractor until the Taking-Over Certificate has been issued under Clause 10. The Contractor shall be the Employer's fiduciary agent, bailee and trustee of the Plant and Materials and stored, protected and insured and identified as the Employer's property until the Taking-Over Certificate has been issued.

     7.8  ROYALTIES

          Unless otherwise stated in the Employer's Requirements, the Contractor shall pay all royalties, rents and other payments for:

          (a)  natural Materials obtained from outside the Site; and

          (b) the disposal of material from demolitions and excavations and of other surplus material (whether natural or man-made).

8.   COMMENCEMENT, DELAYS AND SUSPENSION

     8.1  COMMENCEMENT OF WORKS

          Unless otherwise stated in the Contract Agreement:

          (a) the Employer shall give the Contractor not less than 7 days' notice of the Commencement Date; and

          (b) the Commencement Date shall be within 42 days after the date on which the Contract comes into full force and effect under Sub-Clause 1.6 [Contract Agreement].

          The Contractor shall commence the design and execution of the Works as soon as is reasonably practicable after the Commencement Date, and shall then proceed with the Works with due expedition and without delay.

     8.2  TIME FOR COMPLETION

          The Contractor shall complete the whole of the Works, and each Section (if any), within the Time for Completion for the Works or Section (as the case may be), including:

          (a)  achieving the passing of the Tests on Completion; and

          (b) completing all work which is stated in the Contract as being required for the Works or Section to be considered to be completed for the purposes of taking over under Sub-Clause 10. 1 [Taking Over of the Works and Sections].

     8.3  PROGRAMME

          If a time programme has not been included as part of the executed Contract, then the Contractor shall submit a time programme to the Employer within 28 days after the Commencement Date. If the Contractor fails to comply with the milestones as stated in the time programme, the Employer may withhold any scheduled payments due until the milestone as stated in the original time programme has been met. The Contractor shall also submit a revised programme whenever the previous programme is inconsistent with actual progress or with the Contractor's obligations as soon reasonably practicable. Unless otherwise stated in the Contract, each programme shall include:

          (a) the order in which the Contractor intends to carry out the Works, including the anticipated timing of each major stage of the Works;

          (b) the sequence and timing of completion and submission to the Employer of Contract Documents for review under Sub-Clause 5.2 [Contractor's Documents];

          (c) the periods for reviews under Sub-Clause 5.2 [Contractor's Documents];

          (d) the sequence and timing of inspections and tests specified in the Contract; and

          (e)  a supporting report which includes:

               (i) a general description of the methods which the Contractor intends to adopt for the execution of each major stage of the Works; and

               (ii) the approximate number of each class of Contractor's
                    Personnel and of
          each type of Contractor's Equipment for each major stage.

          Unless the Employer, within 21 days after receiving a programme, gives notice to the Contractor stating the extent to which it does not comply with the Contract, the Contractor shall proceed in accordance with the programme, subject to his other obligations under the Contract. The Employer's Personnel shall be entitled to rely upon the programme when planning their activities.

          The Contractor shaI1 promptly give notice to the Employer of specific probable future events or circumstances which may adversely affect or delay the execution of the Works. In this event, or if a programme fails to comply with the Contract or to be consistent with actual progress and the Contractor's stated intentions and the Employer gives notice to the Contractor of such failure or inconsistency, the Contractor shall submit a revised programme to the Employer in accordance with this Sub-Clause.

     8.4  EXTENSION OF TIME FOR COMPLETION

          The Contractor shall be entitled subject to Sub-Clause 20.1 [Contractor's Claims] to an extension of the Time for Completion if and to the extent that completion for the purposes of Sub-Clause 10.1 [Taking Over of the Works and Sections] is or will be delayed by any of the following causes:

          (a) a Variation (unless an adjustment to the Time for Completion has been agreed under Sub-Clause 13.3 [Variation Procedure]);

          (b) a cause of delay giving an entitlement to extension of time under a Sub-Clause of these Conditions;

          (c) any delay, impediment, prevention or negligent act or omission caused by or attributable to the Employer, the Employer's Personnel, or the Employer's other contractors on the Site;

          (d) inclement weather and conditions resulting from inclement weather, as recorded in the daily site reports;

          (e)  an industrial dispute; or

          (f) any claim, action, proceeding or dispute with any landowners whose lands either adjoin the Site or are required to be made available to the Contractor under Sub-Clause 4.13 [Rights of Way and Facilities] or otherwise for performance of the work under the Contract, or the occupants of such lands (except where such claim, action, proceeding or dispute is caused by the negligent act or omission of the Contractor).

          If the Contractor considers himself to be entitled to an extension of the Time for Completion, the Contractor shall give notice to the Employer in accordance with Sub- Clause 20.1 [Contractor's Claims]. When determining each extension of time under Sub-Clause 20.1 [Contractor's Claims], the Employer shall review previous determinations and may increase, but shall not decrease, the total extension of time.

          Where the Contractor is entitled under this Sub-Clause to an extension of the Time for Completion due to delay attributable to one or more of the causes listed in paragraph (c) of this Sub-Clause, and the Contractor incurs a Cost as a result of that delay, the Contractor shall give notice to the Employer and shall be entitled subject to Sub-Clause 20.1 [Contractor's Claims] to payment of any such Cost plus Reasonable Profit, which shall be added to the Contract Price.

          Nothing in this Sub-Clause shall oblige the Employer to pay extra Costs for delay which have already been included in the value of a Variation or any other payment under the Contract. 8.5 DELAYS CAUSED BY AUTHORITIES

          If the following conditions apply, namely:

          (a) the Contractor has diligently followed the procedures laid down by the relevant legally constituted public authorities in the Country;

          (b)  these authorities delay or disrupt the Contractor's work; and

          (c) the delay or disruption was not reasonably foreseeable by an experienced contractor by the Base Date;

          then this delay or disruption will be considered as a cause of delay under sub-paragraph (b) of Sub-Clause 8.4 [Extension of Time for Completion].

     8.6  RATE OF PROGRESS

          If, at any time:

          (a) actual progress is too slow to complete within the Time for Completion; and/or

          (b) progress has fallen (or will fall) behind the current programme under Sub-Clause 8.3 [Programme];

          other than as a result of a cause listed in Sub-Clause 8.4 [Extension of Time for Completion], then the Employer may instruct the Contractor to submit, under Sub-Clause 8.3 [Programme], a revised programme and supporting report describing the revised methods which the Contractor proposes to adopt in order to expedite progress and complete within the Time for Completion.

          Unless the Employer notifies otherwise, the Contractor shall adopt these revised methods, which may require increases in the working hours and/or in the numbers of Contractor's Personnel and/or Goods, at the risk and cost of the Contractor. This is without prejudice to the Employer's right to claim delay damages under Sub-Clause 8.7 [Delay Damages]. The Employer shall also be entitled to withhold scheduled payments under Sub-Clause 8.3 and for damages under Sub-Clause 15.2 [Contractor's Default], if any.

     8.7  DELAY DAMAGES

          If the Contractor fails to comply with Sub-Clause 8.2 [Time for Completion], the Contractor shall subject to Sub-Clause 2.5 [Employer's Claims] pay delay damages to the Employer for this default. These delay damages shall be the sum stated in the

          Particular Conditions, which shall be paid for every day which shall elapse between the relevant Time for Completion and the date stated in the Taking Over Certificate. However, the total amount due under this Sub-Clause shall not exceed the maximum amount of delay damages stated in the Particular Conditions.

          These delay damages shall be the only damages due from the Contractor for such default, other than in the event of termination under Sub-Clause 15.1 [Preservation of Others Rights] and Sub-Clause 15.2 [Contractor's Default] prior to completion of the Works. These damages shall not relieve the Contractor from his obligation to complete the Works, or from any other duties, obligations or responsibilities which he may have under the Contract.

     8.8  SUSPENSION OF WORK

          The Employer may at any time instruct the Contractor to suspend progress of part or all of the Works:

          (a) where this is necessary for the protection or safety of any person or property or to comply with a proper order of any legally constituted public authorities having jurisdiction in the Country; or

          (b) necessary because of an act or omission of the Employer, the Employer's Personnel or the Employer's other contractors on the Site; or

          (c) where this is necessary because of an act or omission of the Contractor, the Contractor's Personnel or a Subcontractor.

          During such suspension, the Contractor shall protect, store and secure such part or the Works against any deterioration, loss or damage.

          The Contractor shall not be entitled to an extension of time for, or to payment of the Cost incurred in, making good the consequences of the Contractor's faulty design, workmanship or materials, or of the Contractor's failure to protect, store or secure in accordance with this Sub-Clause. The Employer is also entitled to withhold scheduled payments under Sub-Clause 8.3. The Employer may also claim delay damages under Sub-Clause 8.7 and damages under Sub-Clause 15.2 [ Contractor's Default].

          The Employer may also notify the cause for the suspension. If and to the extent that the cause is notified and resulted from an act or omission of the Contractor, the Contractor's Personnel or a Subcontractor, the following Sub-Clauses 8.9 [Consequences of Suspension], 8.10 [Payment for Plant and Materials in Event of Suspension] and 8.11 [Prolonged Suspension] shall not apply.

     8.9  CONSEQUENCES OF SUSPENSION

          If the Contractor suffers delay and/or incurs Cost from complying with the Employer's instructions under Sub-Clause 8.8 [Suspension of Work] and/or with respect to protecting, storing and securing the Works and/or from resuming the work, the Contractor shall give notice to the Employer and shall be entitled subject to Sub-Clause 20.1 [Contractor's Claims] to:

          (a) an extension of time for any such delay, if completion is or will be delayed, under Sub-Clause 8.4 [Extension of Time for Completion]; and

          (b) payment of any such Cost plus Reasonable Profit, which shall be added to the Contract Price.

          After receiving this notice, the EmpIoyer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine these matters.

     8.10 PAYMENT FOR PLANT AND MATERIALS IN EVENT OF SUSPENSION

          The Contractor shall be entitled to payment of the value (as at the date of suspension) of Plant and/or Materials which have not been delivered to Site, if:

          (a) the work on Plant or delivery of Plant and/or Materials has been suspended for more than 28 days, if the suspension was not caused by the Contractor's faulty design, workmanship and materials; and

          (b) the Contractor has marked the Plant and/or Materials as the Employer's property in accordance with the Employer's instructions.

     8.11 PROLONGED SUSPENSION

          If the suspension under Sub-Clause 8.8 [Suspension of Work] has continued for more than 84 days, the Contractor may request the Employer's permission to proceed. If the Employer does not give permission within 28 days after being requested to do so, the Contractor may, by giving notice to the Employer, treat the suspension as an omission under Clause 13 [Variations and Adjustments] of the affected part of the Works. If the suspension affects the whole of the Works, the Contractor may give notice of termination under Sub-Clause
          15.10 [Contractor's Rights].

     8.12 RESUMPTION OF WORK

          As soon as the Employer becomes aware that the reason for any suspension no longer exists, the Employer shall direct the Contractor to recommence progress of the Works affected by the suspension under Sub-Clause 8.8 [Suspension of Work].

     8.13 SUSPENSION AT CONTRACTOR'S REQUEST

          If the Contractor wishes to suspend progress of part or all of the Works, other than under Clause 15.10 [Contractor's Rights], then the Contractor shall obtain the prior written approval of the Employer. The Employer may approve of the suspension and may impose conditions of approval. If progress of part or all of the Works is suspended pursuant to this Sub-Clause, the Contractor may recommence work on the whole or any part of the Works affected by the suspension at any time after having given notice to the Employer.

9.   TESTS ON COMPLETION

     9.1  CONTRACTOR'S OBLIGATIONS

          The Contractor shall carry out the Tests on Completion in accordance with this

          Clause and Sub-Clause 7.4, [Testing] after providing the documents in accordance with Sub-Clause 5.6 [As-Built Documents] and Sub-Clause 5.7 [Operation and Maintenance Manuals].

          The Contractor shall give to the Employer not less than 21 days' notice of the date after which the Contractor will be ready to carry out each of the Tests on Completion. Unless otherwise agreed, Tests on Completion shall be carried out within 14 days after this date, on such day or days as the Employer shall instruct. Unless otherwise stated in the Particular Conditions, the Tests on Completion shall be carried out in the following sequence:

          (a) pre-commissioning tests, which shall include the appropriate inspections and ("dry" or "cold") functional tests to demonstrate that each item of Plant can safely under-take the next stage;

          (b) commissioning tests, which shall include the specified operational tests to demonstrate that the Works or Section can be operated safely and as specified, under all available operating conditions; and

          (c) trial operation, which shall demonstrate that the Works or Section perform reliably and in accordance with the Contract.

          During trial operation, when the Works are operating under stable conditions, the Contractor shall give notice to the Employer that the Works are ready for any other Tests on Completion, including performance tests to demonstrate whether the Works conform with criteria specified in the Employer's Requirements and with the Performance Guarantees.

          Trial operation shall not constitute a taking-over under Clause 10 [Employer's Taking Over]. Unless otherwise stated in the Particular Conditions, the Employer wil1 provide any raw materials or supplies necessary to conduct the trial operation of the Works and any product produced by the Works during trial operation shall be the property of the Employer.

          In considering the results of the Tests on Completion, appropriate allowances shall be made for the effect of any use of the Works by the Employer on the performance or other characteristics of the Works. As soon as the Works, or a Section, have passed each of the Tests on Completion described in sub-paragraph (a), (b) or (c), the Contractor shall submit a certified report of the results of these Tests to the Employer.

     9.2  DELAYED TESTS

          If the Tests on Completion are being unduly delayed by the Employer, Sub-Clause 7.4 [Testing] (fifth paragraph) and/or Sub-Clause 10.3 [Interference with Tests on Completion] shall be applicable.

          If the Tests on Completion are being unduly delayed by the Contractor, the Employer may by notice require the Contractor to carry out the Tests within 14 days after receiving the notice. The Contractor shall carry out the Tests on such day or days within that period as the Contractor may fix and of which he shall give notice to the Employer.

          If the Contractor fails to carry out the Tests on Completion within the period of 14 days, the Employer's Personnel may proceed with the Tests at the risk and cost of the Contractor. This is without prejudice to the Employer's right to withhold scheduled payments under Sub-Clauses 8.7 [Delay Damages] and 15.2 [Contractor's Default]. These Tests on Completion shall then be deemed to have been carried out in the presence of the Contractor and the results of the Tests shall be accepted as accurate.

     9.3  RETESTING

          If the Works, or a Section, fail to pass the Tests on Completion, the Employer or the Contractor may require the failed Tests, and Tests on Completion on any related work, to be repeated under the same terms and conditions.

     9.4  FAILURE TO PASS TESTS ON COMPLETION

          If the Works, or a Section, fail to pass the Tests on Completion repeated under Sub-Clause 9.3 [Retesting], the Employer shall be entitled to:

          (a)  order further repetition of Tests on Completion under Sub-Clause
               9.3 [Retesting];

          (b) accept the Works or Section and issue a Taking-Over Certificate in which event the Employer shall have the same remedies as are provided in sub paragraph (b) of Sub-Clause 11.4 [Failure to Remedy Defects].

          In the event of sub-paragraph (b), the Contractor shall proceed in accordance with all other obligations under the Contract.

10.  EMPLOYER'S TAKING OVER

     10.1 TAKING OVER OF THE WORKS AND SECTIONS

          Except as stated in Sub-Clause 9.4 [Failure to Pass Tests on Completion], the Works shall be taken over by the Employer when (i) the Works have been completed in accordance with the Contract, including the matters described in Sub-Clause 8.2 [Time for Completion] and except as allowed in sub-paragraph (a) below, and (ii) a Taking-Over Certificate for the Works has been issued, or is deemed to have been issued in accordance with this Sub-Clause.

          The Contractor may apply by notice to the Employer for a Taking-Over Certificate not earlier than 14 days before the Works will, in the Contractor's opinion, be complete and ready for taking over. If the Works are divided into Sections, the Contractor may similarly apply for a Taking-Over Certificate for each Section.

          The Employer shall, within 42 days after receiving the Contractor's application:

          (a) issue the Taking-Over Certificate to the Contractor, stating the date on which the Works or Section were completed in accordance with the Contract, except for any minor outstanding work or defects which will not substantially affect the use of the Works or Section for their intended purpose (either until or while this work is completed); or

          (b) reject the application if the Works have not been completed in accordance with the Contract (except as allowed in sub-paragraph
               (a) above), giving reasons and specifying the work required to be done by the Contractor to enable the Taking-Over Certificate to be issued. The Contractor shall then complete this work before issuing a further notice under this Sub-Clause.

          If the Employer fails either to issue the Taking-Over Certificate or to reject the Contractor's application within 42 days after the Test on Completion has been carried out, and if the Works or Section (as the case may be) are substantially in accordance with the Contract, the Taking-Over Certificate shall be deemed to have been issued on the last day of that period.

     10.2 TAKING OVER OF PARTS OF THE WORKS

          Parts of the Works (other than Sections) shall not be taken over or used by the Employer, except as may be stated in the Particular Conditions or as may be agreed by both Parties.

     10.3 INTERFERENCE WITH TESTS ON COMPLETION

          If the Contractor is prevented, for more than 14 days, from carrying out the Tests on Completion by a cause for which the Employer is responsible, the Contractor shall carry out the Tests on Completion as soon as practicable.

          If the Contractor suffers delay and/or incurs Cost as a result of this delay in carrying out the Tests on Completion, the Contractor shall give notice to the Employer and shall be entitled subject to Sub-Clause 20.1 [Contractor's Claims] to:

          (a) an extension of time for any such delay, if completion is or will be delayed, under Sub-Clause 8.4 [Extension of Time for Completion]; and

          (b) payment of any such Cost plus Reasonable Profit, which shall be added to the Contract Price.

          After receiving this notice, the Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine these matters.

11.  DEFECTS LIABILITY

     11.1 COMPLETION OF OUTSTANDING WORK AND REMEDYING DEFECTS

          In order that the Works and Contractor's Documents, and each Section, shall be in the condition required by the Contract (fair wear and tear excepted) by the expiry date of the relevant Defects Notification Period or as soon as practicable thereafter, the Contractor shall:

          (a) complete any work which is outstanding on the date stated in a Taking-Over Certificate, within such reasonable time as is instructed by the Employer; and

          (b) execute all work required to remedy defects, as may be notified by the Employer on or before the expiry date of the Defects Notification Period for the Works or Section (as the case may be).

          If a defect appears, the Employer shall notify the Contractor accordingly.

     11.2 COST OF REMEDYING DEFECTS

          All work referred to in sub-paragraph (b) of Sub-Clause 11.1 [Completion of Outstanding Work and Remedying Defects] shall be executed at the risk and cost of the Contractor, if and to the extent that such work is attributable to:

          (a)  the design of the Works;

          (b) Plant, Materials or workmanship not being in accordance with the Contract;

          (c) improper operation or maintenance which was attributable to matters for which the Contractor is responsible under Sub-Clauses
               5.5 [Training] and 5.7 [Operation and Maintenance Manuals]; or

          (d) failure by the Contractor to comply with any other obligation under this Contract.

          If and to the extent that such work is attributable to any other cause, the Employer shall give notice to the Contractor accordingly, and Sub-Clause 13.3 [Variation Procedure] shall apply.

     11.3 EXTENSION OF DEFECTS NOTIFICATION PERIOD

          The Employer shall be entitled subject to Sub-Clause 2.5 [Employer's Claims] to an extension of the Defects Notification Period for the Works or a Section if, to the extent that and for the same duration as the Works, Section or a major item of Plant (as the case may be, and after taking over) cannot be used for the purposes for which they are intended by reason of a defect. However, a Defects Notification Period shall not be extended by more than one year.

          If delivery and/or erection of Plant and/or Materials was suspended under Sub-Clause 8.8 [Suspension of Work] (other than under Sub-Clause 8.8(c) or Sub-Clause 15.10 [Contractor's Rights], the Contractor's obligations under this Clause shall not apply to any defects occurring more than one year after the Defects Notification Period for the Plant and/or Materials would otherwise have expired.

     11.4 FAILURE TO REMEDY DEFECTS

          If the Contractor fails to remedy any defect within a reasonable time, a date may be fixed by (or on behalf of) the Employer, on or by which the defect is to be remedied. The Contractor shall be given reasonable notice of this date.

          If the Contractor fails to remedy the defect by this notified date and this remedial work was to be executed at the cost of the Contractor under Sub-Clause 11.2 [Cost of Remedying Defects], the Employer may (at his option):

          (a) carry out the work himself or by others, in a reasonable manner and at the Contractor's cost, but the Contractor shall have no responsibility for this work; and the Contractor shall subject to Sub-Clause 2.5 [Employer's Claims] pay to the Employer the costs reasonably incurred by the Employer in remedying the defect or damage; or

          (b) accept the defect and agree or determine a reasonable reduction in the Contract Price in accordance with Sub-Clause 2.5 [Employer's Claims] and Sub-Clause 3.5 [Determinations].

     11.5 REMOVAL OF DEFECTIVE WORK

          If the defect cannot be remedied expeditiously on the Site and the Employer gives consent, the Contractor may remove from the Site for the purposes of repair such items of Plant as are defective and repair such items as soon as is reasonably practicable.

     11.6 FURTHER TESTS

          If the work of remedying of any defect may affect the performance of the Works, the Employer may require the repetition of any of the tests described in the Contract, including Tests on Completion and/or Tests after Completion. The requirement shall be made by notice within 28 days after the defect or damage is remedied.

          These tests shall be carried out in accordance with the terms applicable to the previous tests, except that they shall be carried out at the risk and cost of the Party liable, under Sub-Clause 11.2 [Cost of Remedying Defects], for the cost of the remedial work.

     11.7 RIGHT OF ACCESS

          Until the Performance Certificate has been issued, the Contractor shall have the right of access to all parts of the Works and to records of the operation and performance of the Works, except as may be inconsistent with the Employer's reasonable security restrictions.

     11.8 CONTRACTOR TO SEARCH

          The Contractor shall, if required by the Employer, search for the cause of any defect, under the direction of the Employer. Unless the defect is to be remedied at the cost of the Contractor under Sub-Clause 11.2 [Cost of Remedying Defects], the Cost of the search plus Reasonable Profit shall be agreed or determined in accordance with Sub-Clause 3.5 [Determinations] and shall be added to the Contract Price.

     11.9 PERFORMANCE CERTIFICATE

          Performance of the Contractor's obligations shall not be considered to have been completed until the Employer has issued the Performance Certificate to the Contractor, stating the date on which the Contractor completed his obligations under the Contract.

          The Employer shall issue the Performance Certificate within 28 days after the latest of the expiry dates of the Defects Notification Periods, or as soon thereafter as the Contractor has supplied all the Contractor's Documents and completed and tested all the Works, including remedying ANY defects. If the Employer fails to issue the Performance Certificate accordingly, the Performance Certificate shall be deemed to have been issued on the date 28 days after the date on which it should have been issued, as required by this Sub-Clause.

          Only the Performance Certificate shall be deemed to constitute acceptance of the Works.

     11.10 CLEARANCE OF SITE

          Upon receiving the Performance Certificate or if the Performance Certificate has been deemed to be issued in accordance with Sub-Clause
          11.9 [Performance Certificate], the Contractor shall remove any remaining Contractor's Equipment, surplus material, wreckage, rubbish and Temporary Works from the Site.

          If all these items have not been removed within 28 days after the Employer issues the Performance Certificate, the Employer may sell or otherwise dispose of any remaining items. The Employer shall be entitled to be paid the costs incurred in connection with, or attributable to, such sale or disposal and restoring the Site.

          Any balance of the moneys from the sale shall be paid to the Contractor. If these moneys are less than the Employer's costs of selling or otherwise disposing of the remaining items, the Contractor shall pay the outstanding balance to the Employer.

12.  TESTS AFTER COMPLETION

     12.1 PROCEDURE FOR TESTS AFTER COMPLETION

          If Tests after Completion are specified in the Contract, this Clause shall apply, unless otherwise stated in the Particular Conditions:

          (a) the Employer shall provide all electricity, fuel and materials and make the Employer's Personnel and Plant available;

          (b) the Contractor shall provide any other plant, equipment and suitably qualified and experienced staff, as are necessary to carry out the Tests after Completion efficiently; and

          (c) the Contractor shall carry out the Tests after Completion in the presence of such Employer's and/or Contractor's Personnel as either Party may reasonably request.

          The Tests after Completion shall be carried out as soon as is reasonably practicable after the Works or Section have been taken over by the Employer. The Employer shall give to the Contractor 21 days' notice of the date after which the Tests after Completion will be carried out. Unless otherwise agreed, these Tests shall be carried out within 14 days after this date, on the day or days determined by the Employer.

          The results of the Tests after Completion shall be compiled and evaluated by the Contractor, who shall prepare a detailed report within 7 days after the tests have been carried out. Appropriate account shall be taken of the effect of the Employer's prior use of the Works.

     12.2  DELAYED TESTS

          If the Contractor incurs Cost as a result of any unreasonable delay by the Employer to the Tests after Completion, the Contractor shall (i) give notice to the Employer and (ii) be entitled subject to Sub-Clause
          20.1 [Contractor's Claims] to payment of any such Cost plus Reasonable Profit, which shall be added to the Contract Price.

          After receiving this notice, the Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine this Cost and profit.

          If, for reasons not attributable to the Contractor, a Test after Completion on the Works or any Section cannot be completed during the Defects Notification Period (or any other period agreed upon by both Parties), then the Works or Section shall be deemed to have passed this Test after Completion.

     12.3 RETESTING

          If the Works, or a Section, fail to pass the Tests after Completion:

          (a) sub-paragraph (b) of Sub-Clause 11.1 [Completion of Outstanding Work and Remedying of Defects] shall apply; and

          (b) either Party may then require the failed Tests, and the Tests after Completion on any related work, to be repeated under the same terms and conditions.

          If and to the extent that this failure and retesting are attributable to any of the matters listed in sub-paragraphs (a) to (d) of Sub-Clause 11.2 [Cost of Remedying Defects] and cause the Employer to incur additional costs, the Contractor shall subject to Sub-Clause 2.5 [Employer's Claims] pay these costs to the Employer.

     12.4 FAILURE TO PASS TESTS AFTER COMPLETION

          If the Works, or a Section, fail to pass a Test after Completion and the Contractor proposes to make adjustments or modifications to the Works or such Section, the Contractor may be instructed by (or on behalf of) the Employer that right of access to the Works or Section cannot be given until a time that is convenient to the Employer. The Contractor shall then remain liable to carry out the adjustments or modifications and to satisfy this Test, within a reasonable period of receiving notice by (or on behalf of) the Employer of the time that is convenient to the Employer. However, if the Contractor does not receive this notice during the relevant Defects Notification Period, the Contractor shall be relieved of this obligation and the Works or Section (as the case may be) shall be deemed to have passed this Test after Completion.

          If the Contractor incurs additional Cost as a result of any unreasonable delay by the Employer in permitting access to the Works or Plant by the Contractor, either to investigate the causes of a failure to pass a Test after Completion or to carry out any adjustments or modifications, the Contractor shall (i) give notice to the Employer and (ii) be entitled subject to Sub-Clause 20.1 [Contractor's Claims] to payment of any such Cost plus Reasonable Profit, which shall be added to the Contract Price.

          After receiving this notice, the Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine this Cost and profit.


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

13.  VARIATIONS AND ADJUSTMENTS

     13.1 RIGHT TO VARY

          Variations within the general scope of the Contact may be initiated by the Employer at any time prior to issuing the Taking-Over Certificate for the Works, either by an instruction or by a request for the Contractor to submit a proposal. A Variation shall not comprise the omission of any work which is to be carried out by others.

          The Contractor shall execute and be bound by each Variation, unless the Contractor promptly gives notice to the Employer stating (with supporting particulars) that:

          (a) the Contractor cannot readily obtain the Goods required for the Variation;

          (b)  it will or may reduce the safety of the Works, or

          (c) it will or may result in the Works failing to satisfy any functional or technical requirements specified in the Employer's Requirements.

          Upon receiving this notice, the Employer shall cancel, confirm or vary the instruction.

     13.2 VALUE ENGINEERING

          The Contractor may, at any time, submit to the Employer a written Variation proposal which (in the Contractor's opinion) will, if adopted, (i) accelerate completion, (ii) reduce the cost to the Employer of executing, maintaining or operating the Works, (iii) improve the efficiency or value to the Employer of the completed Works, or (iv) otherwise be of benefit to the Employer.

          The Variation proposal shall be prepared at the cost of the Contractor and shall include the items listed in Sub-Clause 13.3 [Variation Procedure].

     13.3 VARIATION PROCEDURE

          If the Employer requests a Variation proposal, prior to instructing a Variation, the Contractor shall respond in writing as soon as practicable, either by giving reasons why he cannot comply (if this is the case) or by submitting:

          (a) a description of the proposed design and/or work to be performed and a programrne for its execution;

          (b) the Contractor's proposal for any necessary modifications to the programme according to Sub-Clause 8.3 [Programme] and to the Time for Completion; and

          (c)  the Contractor's proposal for adjustment to the Contract Price.

          A Variation shall not become effective unless and until the Contract Price adjustment, the terms and schedule of payment and the extension of time and all other terms have been mutually agreed upon by the Parties (and the Parties shall act reasonably and in good faith in connection with all such terms) and such Variation is signed by an authorised representative of each Party. Each Variation shall be incorporated as an amendment to the Contract.

          The adjustment to the Contract Price for a Variation shall represent the Cost of the Variation and, except in the case of Variations omitting or decreasing any part of the work under the Contract, Reasonable Profit.

          Should one or other of the Parties wish to accelerate the Variation process for reasons of time and provided that both Parties agree in writing that the Variation shall be executed prior to the agreement of the Contract Price adjustment, the terms and schedule of payment and the extension of time and any other terms which are required to be mutually agreed upon by the Parties, then the Employer shall issue in writing confirmation that the Contractor has an entitlement to a Variation and the Parties shall negotiate in good faith all the Contract Price adjustment, the terms and schedule of payment and extension of time and other terms as expeditiously as reasonably possible, in accordance with Sub-Clause 3.5 (Determinations).

     13.4 NOT APPLICABLE

     13.5 NOT APPLICABLE

     13.6 ADJUSTMENTS FOR CHANGES IN LEGISLATION

          The Contract Price shall be adjusted to take account of any increase or decrease in Cost resulting from a change in the Laws of the Country (including the introduction of new Laws and the repeal or modification of existing Laws) or in the judicial or official governmental interpretation of such Laws, made after the Base Date, which affect the Contractor in the performance of obligations under the Contract.

          If the Contractor suffers (or will suffer) delay and/or incurs (or will incur) additional Cost as a result of these changes in the Laws or in such interpretations, made after the Base Date, the Contractor shall give notice to the Employer and shall be entitled subject to Sub-Clause 20.1 [Contractor's Claims] to:

          (a) an extension of time for any such delay, if completion is or will be delayed, under Sub-Clause 8.4 [Extension of Time for Completion]; and

          (b) payment of any such Cost, which shall be added to the Contract Price.

          After receiving this notice, the Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine these matters.

     13.7 ADJUSTMENTS FOR CHANGES IN COSTS

          If the Contract Price is to be adjusted for rises or falls in the cost of labour, goods and other inputs to the Works, the adjustments shall be calculated in accordance with the provisions in the Particular Conditions.

14.  CONTRACT PRICE AND PAYMENT

     14.1 THE CONTRACT PRICE

          Unless otherwise stated in the Particular Conditions:

          (a) Payment for the Works shall be made on the basis of the lump sum Contract Price, subject to adjustments in accordance with the Contract and adjustments (if any) for valid claims by the Contractor in respect of the Works due to an act or omission on the part of the Employer or Employee's Personnel.

          (b) The Employer shall pay all taxes (except for those for the Contractor's own operations), duties and fees, and the Contract Price shall not be adjusted for any of these costs, including the circumstances as stated in Sub-Clause 13.7 [Adjustments for Changes in Legislation].

          (c) Should the Employer receive any notices from governmental agencies or regulatory bodies that any taxes, duties and fees are due for payment by the Contractor, the Employer shall give 3 days notice requesting the Contractor to rectify the position. If the Contractor still fails to make good such payments within the stipulated time, the Employer shall proceed in accordance with Clause 3.5 [Determinations] to resolve the issue and exercise its rights of set-off from any amount due, or become due to the Contractor.

     14.2 ADVANCE PAYMENT

          The Employer shall make an advance payment as stated in the Particular Conditions.

     14.3 APPLICATION FOR PAYMENTS

          The Contractor shall submit a Statement in six copies to the Employer after the end of the period of payment stated in the Particular Conditions (if not stated, after the end of each month).

     14.4 SCHEDULE OF PAYMENTS

          The Employer shall pay the Contractor in accordance with the Schedule of Payments contained in the Contract subject to the Employer's entitlement to delay scheduled payment in accordance with Sub-Clause 8.3, the set-off right under Sub-Clause 1.13 and 3.5, and the Employer's right to claim under Sub-Clause 15.2 [Contractor's Default].

     14.5 TIMING OF PAYMENTS

          Except as otherwise stated in Sub-Clause 2.5 [Employer's Claims], Sub-Clause 8.3 to delay for scheduled payment and the Employer's right to claim under Sub-Clause 15.2 [Contractor's Default], the Employer shall pay the Contractor in accordance with the Contract Particulars and the Schedule of Payments. The Employer shall pay to the
          Contractor:

          (a) the Advance Payment amount identified in the Schedule of Payments immediately upon execution of the Contract Agreement in order for works to begin immediately.

          (b) the Contract Price instalments as defined in the Schedule of Payments within 21 days of the end of each period of payment stated in the Particular Conditions (if not stated, after the end of each calendar month).


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

          Payment of the amount due shall be made into the bank account, nominated by the Contractor.

     14.6 DELAYED PAYMENT

          If the Contractor does not receive payment in accordance with Sub-Clause 14.5 [Timing of Payments], the Contractor shall be entitled to receive financing charges compounded monthly on the amount unpaid during the period of delay.

          Unless otherwise stated in the Particular Conditions, these financing charges shall be calculated at the annual discount rate of the central bank in the country of the currency of payment, and shall be paid in such currency.

     14.7 RETENTION MONEY

          Each Contract Price instalment as stated in the Schedule of Payments shall be subject to the percentage of retention stated in the Particular Conditions. Any amount to be deducted for retention shall be included in the Statement to be submitted pursuant to Sub-Clause 14.3.

          The first half of the Retention Money shall be paid to the Contractor after the Taking-Over Certificate has been issued for the Works, and the Works have passed all specified tests (including the Tests after Completion, if any).

          The balance of the Retention Money shall be paid to the Contractor after the latest of the expiry dates of the Defects Notification Periods.

          However, if any work remains to be executed under Sub-Clause 11 [Defects Liability] or Sub-Clause 12 [Tests after Completion], the Employer shall be entitled to withhold the estimated cost of such work until it has been executed.

     14.8 STATEMENT AT COMPLETION

          Within 42 days after receiving the Taking-Over Certificate for the Works, the Contractor shall submit to the Employer six copies of a Statement at completion with supporting documents.

          The Employer shall then make payment in accordance with Sub-Clause
          14.5 [Timing of Payments].

     14.9 APPLICATION FOR FINAL PAYMENT

          Within 42 days after receiving the Performance Certificate, the Contractor shall submit, to the Employer, six copies of a draft final statement with supporting documents showing in detail:

          (a)  the value of all work done in accordance with the Contract; and

          (b) any further sums which the Contractor considers to be due to him under the Contract or otherwise.

          If the Employer disagrees with or cannot verify any part of the draft final statement, the Contractor shall submit such further information as the Employer may reasonably require and shall make such changes in the draft as may be agreed between them. The Contractor shall then prepare and submit to the Employer the final statement as agreed. This agreed statement is referred to in these Conditions as the "Final Statement".

          However if, following discussions between the Parties and any changes to the draft final statement which are agreed, it becomes evident that a dispute exists, the Employer shall pay the agreed parts of the draft final statement in accordance Sub-Clause 14.5 [Timing of Payments]. Thereafter, if the dispute is finally resolved under Sub-Clause 20.3 [Amicable Settlement], the Contractor shall then prepare and submit to the Employer a Final Statement.

     14.10 DISCHARGE

          When submitting the Final Statement, the Contractor shall submit a written discharge which confirms that the total of the Final Statement represents full and final settlement of all moneys due to the Contractor on account of the Contract Price under or in connection with the Contract. This discharge may state that it becomes effective when the Contractor has received outstanding balance of this total, in which event the discharge shall be effective on such date.

     14.11 FINAL PAYMENT

          In accordance with Sub-Clause 14.5 [Timing of Payments], the Employer shall pay to the Contractor the amount which is finally due as set out in the Final Statement, less all amounts previously paid by the Employer and any deductions in accordance with Sub-clause 2.5 [Employer's Claims] and Sub-Clause 14.1 [The Contract Price].

     14.12 CESSATION OF EMPLOYER'S LIABILITY

          Upon payment of the amount which is finally due as set out in the Final Statement, the Employer shall not be liable to the Contractor for any further payment on account of the Contract Price under or in connection with the Contract.

          However, this Sub-Clause shall not limit the Employer's liability in any case of fraud, deliberate default or reckless misconduct by the Employer.

     14.13 CURRENCIES OF PAYMENT

          The Contract Price shall be paid in the currency named in the Particular Conditions.

15.  DEFAULT

     15.1 PRESERVATION OF OTHER RIGHTS

          If a Party breaches (including repudiates) the Contract, nothing in this Clause shall prejudice the right of the other Party to recover damages or exercise any other right to remedy.

     15.2 CONTRACTOR'S DEFAULT

          If the Contractor commits a substantial breach of the Contract, the Employer may, by hand or by certified post, give the Contractor a written notice to show cause.

          Substantial breaches include, but are not limited to:

          (a)  failing to comply with Sub-Clause 4.2 [Guarantee];

          (b)  wrongful suspension of the Works;

          (c) failing to commence and then proceed with the Works with due expedition and without delay in accordance with Sub-Clause 8.1 [Commencement of Works];

          (d) material failure to design and execute the Works in accordance with the Contract;

          (e) subcontracting the whole of the Works or assigning the Contract without the required agreement under Sub-Clause 1.7 [Assignment]; or

          (f) giving or offering to give (directly or indirectly) to any person any bribe, gift, gratuity, commission or other thing of value, as an inducement or reward:

               (i) for doing or forbearing to do any action in relation to the Contract; or

               (ii) for showing or forbearing to show favour or disfavour to any person in relation to the Contract;

          (g) perform a material obligation of the Contractor in accordance with the Contract;

          other than lawful inducements and rewards.

     15.3 EMPLOYER'S NOTICE TO SHOW CAUSE

          A notice under Sub-Clause 15.2 [Contractor's Default] shall state:

          (a) that it is a notice under Sub-Clause 15.2 [Contractor's Default] of the Contract;

          (b)  the alleged substantial breach;

          (c) that the Contractor is required to show cause in writing why the Employer should not exercise a right referred to in Sub-Clause
               15.4 [Principal's Rights]; and

          (d) the date and time by which the Contractor must show cause (which shall not be less than 7 days after the notice is received by the Contractor).

     15.4 EMPLOYER'S RIGHTS

          If the Contractor fails to show reasonable cause by the stated date and time, the Employer may:

          (a) by giving written notice to the Contractor, take out of the Contractor's hands the whole or part of the work under the Contract remaining to be completed and suspend payment until it becomes due and payable pursuant to Sub-Clause 15.6 [Adjustment on Completion of Work Taken Out]; or

          (b) by giving 14 days written notice to the Contractor terminate the Contract.

     15.5 COMPLETION OF WORKS TAKEN OUT

          The Employer shall complete work taken out of the Contractor's hands and may:

          (a) without payment of compensation to the Contractor take possession of, and use Goods and other things on the Site intended for work under the Contract;

          (b)  contract with Subcontractors and consultants; and

          (c)  take possession of the Contractor's Documents;

          which are reasonably required by the Employer to facilitate completion of the Works.

          If the Employer takes possession of Goods or other things, the Employer shall maintain them and, subject to Sub-Clause 15.6 [Adjustment on Completion of Work Taken Out], on completion of the Works, shall return such of them as are surplus.

          The Employer shall keep records of the cost of completing the Works.

     15.6 ADJUSTMENT ON COMPLETION OF WORK TAKEN OUT

          When work taken out of the Contractor's hands has been completed, the Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine the cost incurred by the Employer in that regard and the sum payable to or by the Contractor with reference to the' difference between that cost and the amount and quality of work which has been done by the Contractor prior to taken out.

          If the Contractor is indebted to the Employer, the Employer may retain Goods or other things taken under Sub-Clause 15.5 [Completion of Works Taken Out] until the debt is satisfied. If after reasonable notice, the Contractor fails to pay the debt, the Employer may sell the Goods or other things and apply the proceeds to the satisfaction of the debt and the costs of sale. Any balance of the proceeds shall be paid to the Contractor.

     15.7 EMPLOYER'S ENTITLEMENT TO TERMINATION

          The Employer shall be entitled to terminate the Contract, at any time for the Employer's convenience, by giving notice of such termination to the Contractor. The termination shall take effect 28 days after the date on which the Contractor receives this notice. The Employer shall not terminate the Contract under this Sub-Clause in order to execute the Works himself or to arrange for the Works to be executed by another contractor.

          After this termination, the Contractor shall be paid in accordance with Sub-Clause 19.6 [Optional Termination, Payment and Release].


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

     15.8 EMPLOYER'S DEFAULT

          If the Employer commits a substantial breach of the Contract, the Contractor may, by hand or by certified post, give the Employer a written notice to show cause.

          Substantial breaches include, but are not limited to failing to:

          (a)  comply with Sub-Clause 1.7 [Assignment];

          (b) give the Contractor right of access to, and possession of, all parts of the Site in accordance with Sub-Clause 2.1 [Right of Access to the Site];

          ((c) Not Applicable);

          (d) make the advance payment in accordance with Clause 14 [Contract Price and Adjustment];

          (e) make a payment when due and payable pursuant to the Contract on any undisputed sum; or

          (f) perform a material obligation of the Employer in accordance with the Contract.

     15.9 CONTRACTOR'S NOTICE TO SHOW CAUSE

          A notice given under Sub-Clause 15.8 [Employer's Default] shall state:

          (a) that it is a notice under Sub-Clause 15.8 [Employer's Default] of the Contract;

          (b)  the alleged substantial breach;

          (c) that the Employer is required to show cause in writing why the Contractor should not exercise a right referred to in Sub-Clause
               15.10 [Contractor's Rights]; and

         (d) the date and time by which the Employer must show cause (which shall not be less than 7 days after the notice is received by the Employer.

     15.10  CONTRACTOR'S RIGHTS

          If the Employer fails to show reasonable cause by the stated date and time, the Contractor may, by written notice to the Employer, suspend the whole or any part of the work under the Contract.

          The Contractor shall remove the suspension if the Employer remedies the breach.

          The Contractor may, by written notice to the Employer, terminate the
          Contract:

          (a) if within 7 days of the date of suspension under this Sub-Clause, the Employer fails:

               (i)   to remedy the breach; or

               (ii) if the breach is not capable of remedy, to make other arrangements to the reasonable satisfaction of the Contractor;

          (b) if a prolonged suspension affects the whole of the Works as described in Sub-Clause 8.11 [Prolonged Suspension].

          If the Contractor suffers delay and/or incurs Cost as a result of suspending work (or reducing the rate of work) in accordance with this Sub-Clause, the Contractor shall give notice to the Employer and shall be entitled subject to Sub-Clause 20.1 [Contractor's Claims] to:

          (c) an extension of time for any such delay, if completion is or will be delayed, under Sub-Clause 8.4 [Extension of Time for Completion]; and

          (d) payment of any such Cost plus Reasonable Profit, which shall be added to the Contract Price.

          After receiving this notice, the Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine these matters.

     15.11 TERMINATION

          If the Contract is terminated pursuant to Sub-Clause 15.4(b) or 15.10 [Contractor's Rights], the Parties' remedies, rights and liabilities shall be the same as they would have been under the law governing the Contract had the defaulting Party repudiated the Contract and the other Party elected to treat the Contract as at an end and recover damages.

          Without limiting the foregoing, the Employer shall promptly:

          (a) pay the Contractor in accordance with Sub-Clause 19.6 [Optional Termination, Payment and Release]; and

          (b) pay to the Contractor the amount of any loss of profit or other loss or damage (excluding consequential loss or damage) sustained by the Contractor as a result of termination;

          where the Contract is terminated pursuant to Sub-Clause 15.10 [Contractor's Rights].

16.  INSOLVENCY

          If:

          (a) a Party informs the other in writing, or creditors generally, that the Party is insolvent or is financially unable to proceed with the Contract;

          (b)  execution is levied against a Party by a creditor;

          (c) a Party is an individual person or a partnership including an individual person, and if that person:

               (i)  commits an act of bankruptcy;

               (ii) has a bankruptcy petition presented against him or her or presents his or her own petition;

               (iii)is made bankrupt;

               (iv) makes a proposal for a scheme of arrangement or a
                    composition; or

               (v) has a deed of assignment or deed of arrangement made, accepts a composition, is required to present a debtor's petition, or has a sequestration order made under the law governing the Contract; or

          (d)  in relation to a Party being a corporation:

               (i) notice is given of a meeting of creditors with a view to the corporation entering a deed of company arrangement;

               (ii) the corporation enters a deed of company arrangement with creditors;

               (iii)a controller or administrator is appointed;

               (iv) a application is made to a court for its winding up and not stayed within 14 days;

               (v)  a winding up order is made in respect of the corporation;

               (vi) the corporation resolves by special resolution that it be wound up voluntarily (other than for a member's voluntary winding up); or

               (vii) a mortgagee of any of the corporation's property takes possession of that property;

          then, where the other Party is:

          - the Employer, the Employer may, without giving a notice to show cause, exercise the termination right under Sub-Clause 15.4(b); or

          - the Contractor, the Contractor may, without giving a notice to show cause, exercise the termination right under Sub-Clause 15.10 [Contractor's Rights].

          The rights and remedies given by this Sub-Clause are additional to any other rights and remedies. They may be exercised notwithstanding that there has been no breach of Contract.

17.  RISK AND RESPONSIBILITY

     17.1 INDEMNITIES

          The Contractor shall indemnify the Employer against:

          (a)  claims in respect of personal injury or death;

          (b) claims in respect of damage to or loss of any property (other than property of the Employer or the Works);

          (c)  damage to or loss of property of the Employer;

          arising out of or as a consequence of the design, execution and completion of the Works except to the extent that the act or omission of the Employer, the Employer's Personnel or any of their respective consultants, agents or other contractors caused or contributed to the injury, death, damage or loss.

          The indemnity in this Sub-Clause shall not apply:

          (a) to the extent that another provision of the Contract limits the Contractor's liability;

          (b) to things for the care of which the Contractor is not responsible under Sub-Clause 17.2 [Contractor's Care of the Works]; or

          (c) to claims in respect of the Employer's right to have the work under the Contract carried out.

          The Employer shall indemnify the Contractor against:

          (a) claims in respect of personal injury or death which is attributable to any negligence, willful act or breach of the Contract by the Employer, the Employer's Personnel, or any of their respective consultants, agents, employees or other contractors;

          (b) the matters for which liability may be excluded from insurance cover, as described in sub-paragraphs (d)(i), (ii) and (iii) of Sub-Clause 18.3 [Insurance Against Injury to Persons and Damage to Property]; and

          (c) claims in respect of the Employer's right to have the work under the Contract carried out.

     17.2 CONTRACTOR'S CARE OF THE WORKS

          Subject to Sub-Clause 17.3 [Employer's Risks] the Contractor shall take full responsibility for the care and risks of the Works and Goods from the Commencement Date until the Taking-Over Certificate is issued (or is deemed to be issued under Sub-clause 10.1 [Taking Over of the Works and Sections]) for the Works, when responsibility for the care and risks of the Works shall pass to the Employer. If a Taking-Over Certificate is issued (or is so deemed to be issued) for any Section of the Works, responsibility for the care of the Section shall then pass to the Employer.

          After responsibility and risks have accordingly passed to the Employer, the Contractor shall take responsibility for the care of any work which is outstanding on the date stated in a Taking-Over Certificate, until this outstanding work has been completed.

          If any loss or damage happens to the Works, Goods or Contractor's Documents during the period when the Contractor is responsible for their care, from any cause not listed in Sub-Clause 17.3 [Employer's Risks], the Contractor shall rectify the loss or damage at the Contractor's risk and cost, so that the Works, Goods and Contractor's Documents conform with the Contract.


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

     17.3 EMPLOYER'S RISKS

          The risks referred to in Sub-Clause 17.4 [Consequences of Employer's Risks] are:

          (a) war, hostilities (whether war be declared pr not), invasion, act of foreign enemies;

          (b) rebellion, terrorism, revolution, insurrection, military or usurped power, martial law or confiscation by order of any government or public authority, or civil war;

          (c) riot, commotion or disorder within the Country by persons other than the Contractor's Personnel and other employees of the Contractor and Subcontractors;

          (d) munitions of war, explosive materials, ionising radiation or contamination by radio-activity; except as may be attributable to the Contractor's use of such munitions, explosives, radiation or radio-activity;

          (e) pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds;

          (f) any negligent act or omission of the Employer, the Employer's Personnel, or any of their respective consultants, agents, employees or other contractors;

          (g)  any risk excepted elsewhere in the Contract;

          (h) use or occupation of any part of the work under the Contract by the Employer, the Employer's Personnel or their respective consultants, agents, employees or other contractors; and

          (i) defects in the design of work under the Contract arising as a result of the incorrectness of any portion of the Employer's Requirements for which the Employer is responsible under Clause
               5.1 [General Design Obligations].

     17.4 CONSEQUENCES OF EMPLOYER'S RISKS

          If and to the extent that any of the risks listed in Sub-Clause 17.3 [Employer's Risks] ("Employer's risks") results in loss or damage to the Works, Goods or Contractor's Documents (whether or not in combination with other risks), the Contractor shall promptly give notice to the Employer and shall rectify this loss or damage to the extent required by the Employer.

          If the Contractor suffers delay and/or incurs Cost from rectifying this loss or damage, the Contractor shall give a further notice to the Employer and shall be entitled subject to Sub-Clause 20.1 [Contractor's Claims] to:

          (a) an extension of time for any such delay, if completion is or will be delayed, under Sub-Clause 8.4 [Extension of Time for Completion]; and

          (b) payment of any such Cost (or an appropriate proportion of such Cost where the loss or damage is caused by a combination of Employer's risks and other risks), which shall be added to the Contract Price.

          After receiving this further notice, the Employer shall proceed in accordance with Sub-Clause 3.5 /Determinations] to agree or determine these matters.

     17.5 INTELLECTUAL AND INDUSTRIAL PROPERTY RIGHTS

          In this Sub-Clause, "infringement" means an infringement (or alleged infringement) of any patent, registered design, copyright, trade mark, trade name, trade secret or other intellectual or industrial property right relating to the Works; and "claim" means a claim (or proceedings pursuing a claim) alleging an infringement.

          Whenever a Party does not give notice to the other Party of any claim within 28 days of receiving the claim, the first Party shall be deemed to have waived any right to indemnity under this Sub-Clause.

          The Employer shall indemnify and hold the Contractor harmless against and from any claim alleging an infringement which is or was:

          (a) an unavoidable result of the Contractor's compliance with the Employer's Requirements; or

          (b)  a result of any Works being used by the Employer:

               (i) for a purpose other than that indicated by, or reasonably to be inferred from, the Contract; or

               (ii) in conjunction with any thing not supplied by the
                    Contractor, unless such use was disclosed to the Contractor prior to the Base Date or is stated in the Contract.

          The Contractor shall indemnify and hold the Employer harmless against and from any claim alleging an infringement which arises out of or in relation to (i) the Contractor's design, manufacture, construction or execution of the Works; (ii) the use of Contractor's Equipment; or
          (iii) the proper use of the Works.

          If a Party is entitled to be indemnified under this Sub-Clause, the indemnifying Party may (at its cost) conduct negotiations for the settlement of the claim, and any litigation or arbitration which may arise from it. The other Party shall, at the request and cost of the indemnifying Party, assist in contesting the claim. This other Party (and its Personnel) shall not make any admission which might be prejudicial to the indemnifying Party, unless the indemnifying Party failed to take over the conduct of any negotiations, litigation or arbitration upon being requested to do so by such other Party.

     17.6 LIMITATION OF LIABILITY

          Neither Party shall be liable to the other Party for loss of use of any Works, loss of profit, loss of any contract or for any indirect or consequential loss or damage which may be suffered by the other Party in connection with the Contract, other than under Sub-Clause 15.11 [Termination] and Sub-Clause 17.1 [Indemnities].

          The total liability of the Contractor to the Employer, under or in connection with the Contract other than under Sub-Clause 4.19 [Electricity, Water and Gas], Sub-Clause 4.20 [Employer's Equipment and Free-Issue Material 1, Sub-Clause 17.1 [Indemnities] and Sub-Clause 17.5 [Intellectual and Industrial Property Rights], shall not exceed the sum stated in the Particular Conditions or (if a sum is not so stated) the Contract Price stated in the Contract Agreement.

          This Sub-Clause shall not limit liability in any case of fraud, deliberate default or reckless misconduct by the defaulting Party.

18.  INSURANCE

     18.1 GENERAL REQUIREMENTS FOR INSURANCE'S

          In this Clause, "Insuring Party" means, for each type of insurance, the Party responsible for effecting and maintaining the insurance specified in the relevant Sub-Clause.

          Wherever the Contractor is the Insuring Party, each insurance shall be effected with insurers and in terms approved by the Employer, such approval not to be unreasonably withheld. These terms shall be consistent with any terms agreed by both Parties before they signed the Contract Agreement. This agreement of terms shall take precedence over the provisions of this Clause.

          Wherever the Employer is the Insuring Party, each insurance shall be effected with insurers and in terms consistent with the details annexed to the Particular Conditions.

          If a policy is required to indemnify joint insured, the cover shall apply separately to each insured as though a separate policy had been issued for each of the joint insured. If a policy indemnifies additional joint insured, namely in addition to the insured specified in this Clause, (i) the Contractor shall act under the policy on behalf of these additional joint insured except that the Employer shall act for Employer's Personnel, (ii) the additional joint insured shall not be entitled to receive payments directly from the insurer or to have any other direct dealings with the insurer, and (iii) the insuring Party shall require all additional joint insured to comply with the conditions stipulated in the policy.

          Each policy insuring against loss or damage shall provide for payments to be made in the currencies required to rectify the loss or damage. Payments received from insurers shall be used for the rectification of the loss or damage.

          The relevant insuring Party shall, within the respective periods stated in the Particular Conditions (calculated from the Commencement
          Date), submit to the other Party:

          (a) evidence that the insurances described in this Clause have been effected; and

          (b)  copies of the policies for the insurances described in Sub-Clause
               18.2 [Insurance of Works and Contractor's Equipment] and Sub-Clause 18.3 [Insurance against Injury to Persons and Damage to Property].

          When each premium is paid, the Insuring Party shall submit evidence of payment to the other Party.

          Each Party shall comply with the conditions stipulated in each of the insurance policies. The Insuring Party shall keep the insurers informed of any relevant changes to the execution of the Works and ensure that insurance is maintained in accordance with this Clause.

          Neither Party shall make any material alteration to the terms of any insurance without the prior approval of the other Party. If an insurer makes (or attempts to make) any alteration, the Party first notified by the insurer shall promptly give notice to the other Party.

          If the Insuring Party fails to effect and keep in force any of the insurance's it is required to effect and maintain under the Contract, or fails to provide satisfactory evidence and copies of policies in accordance with this Sub-Clause, the other Party may (at its option and without prejudice to any other right or remedy) effect insurance for the relevant coverage and pay the premiums due. The Insuring Party shall pay the amount of these premiums to the other Party, and the Contract Price shall be adjusted accordingly.

          Nothing in this Clause limits the obligations, liabilities or responsibilities of the Contractor or the Employer, under the other terms of the Contract or otherwise. Any amounts not insured or not recovered from the insurers shall be borne by the Contractor and/or the Employer in accordance with these obligations, liabilities or responsibilities. However, if the Insuring Party fails to effect and keep in force an insurance which is available and which it is required to effect and maintain under the Contract, and the other Party neither approves the omission nor effects insurance for the coverage relevant to this default, any moneys which should have been recoverable under this insurance shall be paid by the Insuring Party.

          Payments by one Party to the other Party shall be subject to Sub-Clause 2.5 [Employer's Claims] or Sub-Clause 20.1 [Contractor's Claims], as applicable.

     18.2 INSURANCE FOR WORKS AND CONTRACTOR'S EQUIPMENT

          The Insuring Party shall insure the Works, Plant and Materials for not less than the full reinstatement cost including the costs of demolition, removal of debris and professional fees. This insurance shall be effective from the date by which the evidence is to be submitted under sub-paragraph (a) of Sub-Clause 18.1 [General Requirements for Insurance's], until the date of issue of the Taking-Over Certificate for the Works.

          The Insuring Party shall insure the Contractor's Equipment for not less than the full replacement value, including delivery to Site. For each item of Contractor's Equipment, the insurance shall be effective while it is being transported to the Site and until it is no longer required as Contractor's Equipment.

          Unless otherwise stated in the Particular Conditions, insurance's under this Sub-Clause:

          (a) shall be effected and maintained by the Contractor as Insuring Party;

          (b) shall be in the joint names of the Parties; who shall be jointly entitled to receive payments from the insurers, payments being held or allocated between the Parties for the sole purpose of rectifying the loss or damage if the Employer instructs the Contractor to rectify the damage;

          (c) shall cover all loss and damage from any cause not listed in Sub-Clause 17.3 [Employer's Risks];

          (d) shall also cover loss or damage from the risks listed in sub-paragraph (c) of Sub-Clause 17.3 [Employer's Risks], with deductibles per occurrence of not more than the amount stated in the Particular Conditions (if an amount is not so stated, this sub-paragraph (d) shall not apply); and

          (e) may however exclude damages for delay in completing the Works, consequential loss and loss of, damage to, and reinstatement of:

               (i) a part of the Works which is in a defective condition due to a defect in its design, materials or workmanship (but cover shall include any other parts which are lost or damaged as a direct result of this defective condition and not as described in sub-paragraph (ii) below);

               (ii) a part of the Works which is lost or damaged in order to reinstate any other part of the Works if this other part is in a defective condition due to a defect in its design, materials.or workmanship;

              (iii) a part of the Works which has been taken over by the
                    Employer, except to the extent that the Contractor is liable for the loss or damage;

               (iv) goods while they are not in the Country; and

                (v) a part of the Works that deteriorated through fair wear and tear.

          If, more than one year after the Base Date, the cover described in sub-paragraph (d) above ceases to be available at commercially reasonable terms and rates, the Contractor shall (as Insuring Party) give notice to the Employer, with supporting particulars. The Employer shall then:

          (a) be entitled subject to Sub-Clause 2.5 [Employer's Claims] to payment of an amount equivalent to such amount as the Contractor should have expected to have paid for such cover on commercially reasonable terms; and

          (b) be deemed, unless he obtains the cover on commercially reasonable terms, to have approved the omission under Sub-Clause 18.1 [General Requirements for Insurance's] of the cover described in sub-paragraph (d) above.

     18.3 INSURANCE AGAINST INJURY TO PERSONS AND DAMAGE TO PROPERTY

          The Insuring Party shall insure against each Party's liability for any loss, damage, death or bodily injury which may occur to any physical property (except things insured under Sub-Clause 18.2 Insurance for Works and Contractor's Equipment]) or to any person (except persons insured under Sub-Clause 18.4 [Insurance for Contractor's Personnel]), which may arise out of the Contractor's performance of the

          Contract and occurring before the issue of the Performance
          Certificate.

          This insurance shall be for a limit per occurrence of not less than the amount stated in the Particular Conditions, with no limit on the number of occurrences. If an amount is not stated in the Particular Conditions, this Sub-Clause shall not apply.

          Unless otherwise stated in the Particular Conditions, the insurance's specified in this Sub-Clause:

          (a) shall be effected and maintained by the Contractor as Insuring Party;

          (b)  shall be in the joint names of the Parties;

          (c) shall be extended to cover liability for all loss and damage to the Employer's property (except things insured under Sub-Clause
               18.2 [Insurance for Works and Contractor's Equipment]) arising out of the Contractor's performance of the Contract; and

          (d)  may however exclude liability to the extent that it arises from:

               (i) the Employer's right to have the Permanent Works executed on, over, under, in or through any land, and to occupy this land for the Permanent Works;

               (ii) damage which is an unavoidable result of the Contractor's obligations to execute the Works and remedy any defects; and

              (iii) a cause listed in Sub-Clause 17.3 [Employer's Risks], except to the extent that cover is available at commercially reasonable terms.

     18.4 INSURANCE FOR CONTRACTOR'S PERSONNEL

          The Contractor shall effect and maintain insurance against liability for claims, damages, losses and expenses (including legal fees and expenses) arising from injury, sickness, disease or death of any person employed by the Contractor or any other of the Contractor's Personnel.

          The Employer shall also be indemnified under the policy of insurance, except that this insurance may exclude losses and claims to the extent that they arise from any act or neglect of the Employer or of the Employer's Personnel.

          The insurance shall be maintained in full force and effect during the whole time that these personnel are assisting in the execution of the Works. For a Subcontractor's employees, the insurance may be effected by the Subcontractor, but the Contractor shall be responsible for compliance with this Clause.

19.  FORCE MAJEURE

     19.1 DEFINITION OF FORCE MAJEURE

          In this Clause, "Force Majeure" means an exceptional event or circumstance:

          (a)  which is beyond a Party's control;

          (b) which such Party could not reasonably have provided against before entering into the Contract;

          (c) which, having arisen, such Party could not reasonably have avoided or overcome; and

          (d)  which is not substantially attributable to the other Party.

          Force Majeure may include, but is not limited to, exceptional events or circumstances of the kind listed below, so long as conditions (a) to (d) above are satisfied:

               (i) war, hostilities (whether war be declared or not), invasion, act of foreign enemies;

              (ii) rebellion, terrorism, revolution, insurrection, military or usurped power, martial law or confiscation by order of any government or public authority or civil war;

             (iii) riot, commotion, disorder, strike or lockout by persons other than the Contractor's Personnel and other employees of the Contractor and Subcontractors;

              (iv) munitions of war, explosive materials, ionising radiation or contamination by radio-activity, except as may be attributable to the Contractor's use of such munitions, explosives, radiation or radio-activity; and

               (v) natural catastrophes such as earthquake, hurricane, typhoon or volcanic activity.

     19.2 NOTICE OF FORCE MAJEURE

          If a Party is or will be prevented from performing any of its obligations under the Contract by Force Majeure, then it shall give notice to the other Party of the event or circumstances constituting the Force Majeure and shall specify the obligations, the performance of which is or will be prevented. The notice shall be given within 14 days after the Party became aware, or should have become aware, of the relevant event or circumstance constituting Force Majeure.

          The Party shall, having given notice, be excused performance of such obligations for so long as such Force Majeure prevents it from performing them.

          Notwithstanding any other provision of this Clause, Force Majeure shall not apply to obligations of either Party to make payments to the other Party under the Contract.

     19.3 DUTY TO MINIMISE DELAY

          Each Party shall at all times use all reasonable endeavours to minimise any delay in the performance of the Contract as a result of Force Majeure.

          A Party shall give notice to the other Party when it ceases to be affected by the Force Majeure.


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

     19.4 CONSEQUENCES OF FORCE MAJEURE

          If the Contractor is prevented from performing any of his obligations under the Contract by Force Majeure of which notice has been given under Sub-Clause 19.2 [Notice of Force Majeure], and suffers delay and/or incurs Cost by reason of such Force Majeure, the Contractor shall be entitled subject to Sub-Clause 20.1 [Contractor's Claims] to:

          (a) an extension of time for any such delay, if completion is or will be delayed, under Sub-Clause 8.4 [Extension of Time for Completion];

          (b) if the event or circumstance is of the kind described in sub-paragraphs (i) to (iv) of Sub-Clause 19.1 [Definition of Force Majeure] and, in the case of sub paragraphs (ii) to (iv), occurs in the Country, payment of any such Cost.

          After receiving this notice, the Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine these matters.

     19.5 FORCE MAJEURE AFFECTING SUBCONTRACTOR

          If any Subcontractor is entitled under any contract or agreement relating to the Works to relief from force majeure on terms additional to or broader than those specified in this Clause, such additional or broader force majeure events or circumstances shall not excuse the Contractor's non-performance or entitle him to relief under this Clause.

     19.6 OPTIONAL TERMINATION, PAYMENT AND RELEASE

          If the execution of substantially all the Works in progress is prevented for a continuous period of 84 days by reason of Force Majeure of which notice has been given under Sub-Clause 19.2 [Notice of Force Majeure], or for multiple periods which total more than 140 days due to the same notified Force Majeure, then either Party may give to the other Party a notice of termination of the Contract. In this event, the termination shall take effect 7 days after the notice is given.

          Upon such termination, the Employer shall pay to the Contractor:

          (a) the amounts payable for any work carried out for which a price is stated in the Contract;

          (b) the Cost of Plant and Materials ordered for the Works which have been delivered to the Contractor, or of which the Contractor is liable to accept delivery: this Plant and Materials shall become the property of (and be at the risk of) the Employer when paid for by the Employer, and the Contractor shall place the same at the Employer's disposal; and (c) any other Cost or liability which in the circumstances was reasonably incurred by the Contractor in the expectation of completing the Works.

     19.7 RELEASE FROM PERFORMANCE UNDER THE LAW

          Notwithstanding any other provision of this Clause, if any event or circumstance outside the control of the Parties (including, but not limited to, Force Majeure) arises which makes it impossible or unlawful for either or both Parties to fulfil its or their contractual obligations or which, under the law governing the Contract, entitles the Parties to be released from further performance of the Contract, then upon notice by either Party to the other Party of such event or circumstance:

          the Parties shall be discharged from further performance, without prejudice to the rights of either Party in respect of any previous breach of the Contract; and

          the sum payable by the Employer to the Contractor shall be the same as would have been payable under Sub-Clause 19.6 [Optional Termination, Payment and Release] if the Contract had been terminated under Sub-Clause 19.6.

20.  CLAIMS DISPUTES AND ARBITRATION

     20.1 CONTRACTOR'S CLAIMS

          If the Contractor considers himself to be entitled to any extension of the Time for Completion and/or any additional payment, under any Clause of these Conditions or otherwise in connection with the Contract, the Contractor shall give notice to the Employer, describing the event or circumstance giving rise to the claim. The notice shall be given as soon as practicable after the Contractor became aware, or should have become aware, of the event or circumstance.

          The Contractor shall also submit any other notice(s) which is required by the Contract, and supporting particulars for the claim(s), all as relevant to such event or circumstance.

          The Contractor shall keep such contemporary records as may be necessary to substantiate any claim, either on the Site or at another location acceptable to the Employer. The Contractor shall permit the Employer to inspect all these records, and shall (if instructed) submit copies to the Employer.

          Within 28 days after the Contractor became aware of the event or circumstance giving rise to the claim, or within such other period as may be proposed by the Contractor and approved by the Employer, the Contractor shall send to the Employer a fully detailed claim which includes full supporting particulars of the basis of the claim and of the extension of time and/or additional payment claimed. If the event or circumstance giving rise to the claim has a continuing effect:

          (a)  this fully detailed claim shall be considered as interim;

          (b) the Contractor shall send further interim claims at monthly intervals, giving the accumulated delay and/or amount claimed, and such further particulars as the Employer may reasonably require; and

          (c) the Contractor shall send a final claim within 28 days after the end of the effects resulting from the event or circumstance, or within such other period as may be proposed by the Contractor and approved by the Employer.

          The Employer shall proceed in accordance with Sub-Clause 3.5 [Determinations] to agree or determine (i) the extension (if any) of the Time for Completion (before or after its expiry) in accordance with Sub-Clause 8.4 [Extension of Time for

          Completion], and/or (ii) the additional payment (if any) to which the Contractor is entitled under the Contract.

          Within 28 days after receiving a claim or any further particulars supporting a previous claim, or within such other period as may be proposed by the Employer and approved by the Contractor, the Employer shall respond with approval, or with disapproval and detailed comments. He may also request any necessary further particulars, but shall nevertheless give his response on the principles of the claim within such time.

          Each payment under Clause 14 [Contract Price and Payment] shall include such amounts for any claim as have been substantiated as due under the relevant provision of the Contract. Unless and until the particulars supplied are sufficient to substantiate the whole of the claim, the Contractor shall only be entitled to payment for such part of the claim as he has been able to substantiate at the time such payment is to be made in accordance with Sub-Clause 14.5 [Timing of Payments].

          The requirements of this Sub-Clause are in addition to those of any other Sub-Clause which may apply to a claim. If the Contractor fails to comply with this or another Sub-Clause in relation to any claim, any extension of time and/or additional payment shall take account of the extent (if any) to which the failure has prevented or prejudiced proper investigation of the claim.

     20.2 DISPUTES

          If a dispute (of any kind whatsoever) arises between the Parties in connection with, or arising out of, the Contract or the execution of the Works, as to any certificate, determination, instruction, opinion or valuation of the Employer a Notice of Dispute shall be issued.

     20.3 AMICABLE SETTLEMENT

          "Any dispute or difference arising out of or in connection with this contract shall first be referred to mediation at Hong Kong International Arbitration Centre (HKIAC) and in accordance with its Mediation Rules.

     20.4 ARBITRATION

          If the mediation is abandoned by the mediator or is otherwise concluded without the dispute or difference being resolved, then such dispute or difference shall be referred to and determined by arbitration at HKIAC and in accordance with its Domestic Arbitration Rules."


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







                            3. PARTICULAR CONDITIONS

                        Particular Conditions of Contract

                                       for

                       Proposed Satellite Earth Station at

                            Tai Po Industrial Estate









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




PARTICULAR CONDITIONS

Employer:           Asia Satellite Telecommunications Company Limited

Contractor:         Leighton Contractors (Asia) Limited

Project:            Proposed Satellite Earth Station at Tai Po Industrial Estate

The following are the Particular Conditions of Contract, in respect of this project.


   1.1.3.1        Base Date                             8 January 2002
   -------------- ------------------------------------- ---------------------------------------------------
   1.1.3.2        Commencement Date                     15 January 2002
   -------------- ------------------------------------- ---------------------------------------------------
   1.1.3.3        Time for Completion                   All works shall be completed by 14 June 2003.
   -------------- ------------------------------------- ---------------------------------------------------
   1.1.3.7
   &11.1          Defects Notification Period           Twelve (12) months from the effective date of the
                                                        Taking-over Certificate.
   -------------- ------------------------------------- ---------------------------------------------------
   1.1.4.1        Contract Price                        As per Contract Agreement
   -------------- ------------------------------------- ---------------------------------------------------
   1.1.4.5        Percentage for Profit                 10%
   -------------- ------------------------------------- ---------------------------------------------------
   1.1.5.6        Sections                              Not Applicable.
   -------------- ------------------------------------- ---------------------------------------------------
   1.1.6.2        Country                               HKSAR
   -------------- ------------------------------------- ---------------------------------------------------
   1.3            Agreed system of Electronic           By facsimile and e-mail
                  Transmission
   -------------- ------------------------------------- ---------------------------------------------------
   1.4            Law of Country                        Hong Kong
                  Language of Contract                  English
                  Language of Communications            English
   -------------- ------------------------------------- ---------------------------------------------------
   2.1            Date(s) for access to the site        Commencement Date
   -------------- ------------------------------------- ---------------------------------------------------
   4.16           Transport of Goods                    As per General Conditions
   -------------- ------------------------------------- ---------------------------------------------------
   4.21           Progress Reports                      Monthly
   -------------- ------------------------------------- ---------------------------------------------------
   8.7            Delay Damages                         0.01% of the Contract Price/day to a maximum of
                  (amount and maximum)                  5% of the Contract Price
   -------------- ------------------------------------- ---------------------------------------------------
   10.2           Taking Over of Parts of the Works     Not Applicable
   -------------- ------------------------------------- ---------------------------------------------------
   13.7           Provisions for Cost Adjustment        Not Applicable
   -------------- ------------------------------------- ---------------------------------------------------
   14.1           Basis of Contract Price               Lump Sum
   -------------- ------------------------------------- ---------------------------------------------------
   14.2           Advance Payment                       10% of Contract Price
   -------------- ------------------------------------- ---------------------------------------------------
   14.3           Frequency of Payments                 End of each Calendar Month, subject to Clause 8.6
   -------------- ------------------------------------- ---------------------------------------------------
   14.6           Financing Charges                     Not Applicable
   -------------- ------------------------------------- ---------------------------------------------------
   14.7           Retention Money                       Contract Price instalments subject to 10%
                                                        retention up to maximum of 5% of Contract
                                                                 Price
   -------------- ------------------------------------- ---------------------------------------------------
   14.12          Currency of Payment                   Hong Kong Dollars
   -------------- ------------------------------------- ---------------------------------------------------
   18.1           General Requirements                  (a)  Insurance  to be provided by the  Contractor:
                  for Insurances                        Workmen's Compensation and Plant insurance
                                                        (b)   Period  for   provision   of   evidence   of
                                                        insurance:  The  Contractor  shall  at  all  times
                                                        maintain,  and upon request,  the Contractor shall
                                                        furnish the Employer with  certificates,  or other
                                                        reasonable   evidence,   that  the  Contractor  is
                                                        maintaining the required  insurance (other than as
                                                        required  to comply with any  statutory  insurance
                                                        requirements)
   -------------- ------------------------------------- ---------------------------------------------------
   18.2           Insurance for Works and               Contractors All Risks including Third Party's
                  Contractor's Equipment                Liability is provided by the Contractor(premium
                                                        to  be reimbursed by Employer).
   -------------- ------------------------------------- ---------------------------------------------------
   18.3           Insurance Against Injury              Limit per  occurrence  for  insurance of Workmen's
                  to Persons and Damage to              Compensation and Employer's Liability Insurance:
                  Property
                                                        Not less than
                                                        US$2,000,000 for any one
                                                        incident or series of
                                                        incidents arising from
                                                        one event or such higher
                                                        limit as may be required
                                                        by the laws of any
                                                        jurisdiction covering
                                                        the officers and
                                                        employees of the
                                                        Contractor for all
                                                        compensation or other
                                                        benefits required of the
                                                        Contractor by the laws
                                                        of any nation or
                                                        political sub-division
                                                        thereof to which the
                                                        Contractor and its
                                                        operations under this
                                                        Contract are subject in
                                                        respect of injury or
                                                        death of any such
                                                        employee.

                                                         Limit per occurrence
                                                        for insurance of
                                                        Commercial General or
                                                        Public, Liability:

                                                        Personal injury and/or
                                                        property damage, with
                                                        combined single limits
                                                        of US$1,500,000 for
                                                        claims of injury or
                                                        death of any persons or
                                                        loss of, or damage to
                                                        property resulting from
                                                        any one accident.

                                    CONTRACT

                                       for

                       Proposed Satellite Earth Station at

                            Tai Po Industrial Estate

CONTENTS


THIS CONTRACT COMPRISES THE FOLLOWING :


1.    Contract Agreement;

2.    General Conditions of Contract;

3.    Particular Conditions of Contract;

4.    Employer's Requirements :

      a)       General Requirements
      b)       General Conditions of Contract (See (2) above)
      c)       Particular Conditions of Contract (See (3) above)
      d)       Design Brief

5. Tender including Leighton's signed offer for work and documents referred to in Clause 1 of the Contract Agreement, namely

      i)       Leighton's signed offer for work dated 28 September 2001;

      ii)      Leighton's letter Ref. RFG/PE/js/H2118R/01/344 dated 19 November
               2001;

      iii) Leighton's letter Ref. JFN/KM/js/H2118R/01/345 dated 19 November 2001; and

       iv)     Letter of Intent dated 26 November 2001.

6.    Sample form of bond;

7.    Schedule of Payments; and

8.    Time Programme.